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                                                                   EXHIBIT 10.47

                       CONTRIBUTION AND EXCHANGE AGREEMENT






                                     Between

                             BHI LIMITED PARTNERSHIP

                                       and

                          W. SPRING LIMITED PARTNERSHIP


                                                     (collectively, Contributor)


                                       and

                            WINN LIMITED PARTNERSHIP

                                       and

                              WINSTON HOTELS, INC.


                                                  (collectively, Winston Group).



                         Property: Hampton Inn - West Springfield, Massachusetts
                                   Marriott Courtyard - Houston, Texas




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                                TABLE OF CONTENTS

Section                                                                   Page

      1.  Contribution and Exchange Transaction...........................  1
      2.  Exchange Consideration and Deposit..............................  3
      3.  Status of Title to Property.....................................  6
      4.  Title Report, Objections to Title and Due Diligence Period......  6
      5.  Closing, Closing Date...........................................  8
      6.  Apportionments..................................................  9
      7.  Accounts Receivable and Payable, Mutual Indemnities............. 11
      8.  Transaction Costs............................................... 13
      9.  Reservation Deposits............................................ 13
     10.  Safes and Baggage............................................... 14
     11.  Bulk Transfers Law.............................................. 15
     12.  Liquor Licenses................................................. 15
     13.  Representations and Warranties.................................. 15
     14.  Pre-Closing Covenants........................................... 23
     15.  Conditions to Closing........................................... 25
     16.  Documents to be Delivered at Closing............................ 26
     17.  Post-Closing Covenants.......................................... 30
     18.  Brokerage....................................................... 31
     19.  Tax Reduction Proceedings....................................... 31
     20.  Damage and Destruction.......................................... 32
     21.  Condemnation.................................................... 33
     22.  Tax Deferral and Gain Recognition............................... 34
     23.  Allocation Method............................................... 34
     24.  Redemption Right................................................ 35
     25.  Miscellaneous................................................... 35
     26.  Notices......................................................... 35
     27.  Default, Remedies............................................... 37
     28.  Entire Agreement................................................ 38
     29.  Condition of Property/Environmental Matters - Sale "AS IS"...... 38
     30.  Work Product to Contributor..................................... 41
     31.  Amendments...................................................... 42
     32.  Waiver.......................................................... 42
     33.  Partial Invalidity.............................................. 42
     34.  Section Headings................................................ 42
     35.  Governing Law................................................... 42
     36.  Further Assurances.............................................. 42
     37.  Successors and Assigns.......................................... 43
     38.  Counterparts.................................................... 43
     39.  Assignment...................................................... 43
     40.  Limitation on Liability......................................... 43

                                       (i)


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     41.  Specific Definitions............................................ 44
     42.  Other Definitions............................................... 47


                                      (ii)



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                                    Exhibits


       A     Description of Land - Marriott Courtyard
     A-1     Description of Land - Hampton Inn
       B     Space Lease
       C     Contributor Due Diligence Information
       D     Form of Opinion of Winston Group's Counsel
       E     Form of Redemption and Registration Rights Agreement
       F     Documents to be delivered by Winston Group to Contributor
       G     List of designees



                                      (iii)



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         CONTRIBUTION AND EXCHANGE AGREEMENT (this "AGREEMENT") is made as of the ______ day of June, 1997 between BHI LIMITED PARTNERSHIP ("BHI") and W. SPRING LIMITED PARTNERSHIP ("Spring LP"; Spring LP and BHI are hereinafter collectively referred to as "CONTRIBUTOR"), each having an office at c/o Archon Group L.P., 600 Las Colinas Boulevard, Suite 1900, Irving, Texas 75039 and WINN LIMITED PARTNERSHIP ("WINN") and WINSTON HOTELS, INC. ("WINSTON"; Winston and Winn are hereinafter collectively referred to as the "WINSTON GROUP"), each having an address at 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612.

                                    RECITALS

         A. Contributor owns the Property, as hereinafter defined, and desires to contribute the Property to Winn in exchange for cash and limited partnership interests (the "UNITS") in Winn.

         B. Winn desires to accept the contribution of the Property in exchange for the issuance of cash and Units to Contributor, as more particularly described herein.

         NOW, THEREFORE, in consideration of the respective representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Contribution and Exchange Transaction.

         A. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, and for the consideration specified hereinbelow, Contributor agrees to contribute or otherwise transfer to Winn, and Winn agrees to acquire and accept all of Contributor's right, title and interest in, to and under (i) those certain plots, pieces and parcels of land located in (a) Houston, Texas and known as Marriott Courtyard Brookhollow more particularly described in Exhibit A hereof and (b) Springfield, Massachusetts and known as Hampton Inn more particularly described in Exhibit A-1 hereof (collectively, the "LAND");
(ii) all easements, rights-of-way, privileges, appurtenances, covenants, strips and gores pertaining to or benefiting the Land, if any (collectively, the "APPURTENANCES"); (iii) all buildings and improvements located on the Land (the "BUILDINGS"; the Land, Appurtenances and Buildings being hereinafter sometimes collectively referred to as the "REAL ESTATE"); (iv) the fixtures, furniture, furnishings, equipment, machinery and other personal property of any nature whatsoever attached or appurtenant to or located on the Real Estate including any personal property leased under the Equipment Leases described below, and used in connection with the operation or maintenance of the Real Estate or of the hotel business presently being conducted by Contributor or any Affiliate or agent of Contributor on the Real Estate (the "BUSINESS"), all as will be identified in a notice to Winn delivered during the Due Diligence Period (hereinafter defined) as part of the Contributor Due Diligence Information (hereinafter defined) (the "PERSONALTY"); (v) subject to Section 2(C) hereof, all inventories of supplies in use and used in connection with the maintenance of the Real Estate or the operation of the Business and physically located at the



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Real Estate, including but not limited to office supplies, brochures and other print and collateral materials, food, chinaware, glassware, linens (no less than 2 1/2 turns), silverware, soap, gasoline, pool chemicals, gift shop items and other operational and guest supplies, but expressly excluding computer software proprietary to Contributor, its Affiliates and its managers (the "INVENTORY");
(vi) the leases of, and agreements relating to, equipment, furnishings or other personal property located on the Real Estate or used in connection with the operation or promotion of the Business, all those which are in effect on the date hereof will be identified in a notice to Winn delivered during the Due Diligence Period as part of the Contributor Due Diligence Information (the "EQUIPMENT LEASES"), together with Contributor's rights to the property covered thereby; (vii) the service, maintenance and other agreements in connection with the operation and promotion of the Business and the maintenance of the Real Estate and Personalty, all those which are in effect on the date hereof will be identified in a notice to Winn delivered during the Due Diligence Period as part of the Contributor Due Diligence Information (the "SERVICE CONTRACTS"); (viii) the contracts and leases for off-premises signs and billboards advertising the Business, all those which are in effect on the date hereof will be identified in a notice to Winn delivered during the Due Diligence Period as part of the Contributor Due Diligence Information (the "BILLBOARD LEASES"); (ix) the "RESERVATIONS" and the "RESERVATION DEPOSITS" (hereinafter defined), if any, described in Section 9 hereof; (x) the books, records and files maintained in connection with the operation or promotion of the Business which are located at the Property (collectively, the "BOOKS"), exclusive of (a) original Books which Contributor or its manager desires to retain as Contributor's property, provided, however, that Contributor shall permit Winn, at Winn's sole cost and expense, to examine and/or make copies thereof and (b) any personal income tax and accounting records, provided, however, that Contributor shall cooperate with Winn after Closing to enable Winn to make copies of Books that Winn was entitled to copy but did not so copy prior to Closing; and (xi) those certain space leases identified on Exhibit B hereof (collectively, the "SPACE LEASE"). The Land, the Appurtenances, the Buildings, the Personalty, the Inventory, the Equipment Leases, the Service Contracts, the Billboard Leases, the Reservations and the Reservation Deposits, the Books, the Intangibles and the Space Lease are hereinafter collectively called the "PROPERTY".

         B. This sale also includes all right, title and interest of Contributor, if any, in and to (i) any land within the right-of-way of any street, road, avenue, open or proposed, public or private, in front of or adjacent to the Land or any portion thereof, to the center line thereof, and
(ii) all oil, gas and mineral rights appurtenant to the Land.

         C. It is expressly agreed by the parties hereto that the following shall not be included in the Property to be sold hereunder:

         (1) tax deposits, utility deposits and other deposits, except for any transferable deposits assigned to Winn, for which Contributor is to be reimbursed as herein provided, and except for Reservation Deposits which are to be paid over to Winn in accordance with Section 9 hereof; and



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         (2) any and all cash on hand and other funds, including till money and house banks, and all checks, drafts, notes and other evidence of indebtedness held at the Property on the Closing Date and any balances on deposit with banking institutions relating to the Property (collectively, the "HOUSE BANKS AND BANK ACCOUNTS") or, at Winn's election and upon no less than five (5) days prior written notice to Contributor, Winn shall pay to Contributor the amount in the House Banks and Bank Accounts in addition to the Consideration.


         2. Exchange Consideration and Deposit.

         A. On the Closing Date, as hereinafter defined, and in consideration of its acceptance of the Property, Winn agrees to pay an aggregate amount of $16,900,000 (the "CONSIDERATION"). The Consideration allocated between the portion of the Property owned by BHI and Spring LP shall be as set forth in
Section 2E hereof.

         B. The Consideration is payable by Winn as follows:

         (1) Opening of Escrow. Upon execution of this Agreement by the parties, the parties will open an escrow (the "ESCROW") with First American Title Insurance Company ("ESCROW AGENT"). Escrow shall be deemed opened on the date that Escrow Agent (x) holds this Agreement fully executed by both the Winston Group and Contributor and (y) receives from Winn a deposit of One Hundred Thousand Dollars ($100,000) in good funds (the "INITIAL DEPOSIT") to be held by Escrow Agent pursuant to the provisions of this Agreement. If Winn does not deliver the Initial Deposit to Escrow Agent on or prior to close of business on the second Business Day after the date hereof, then Contributor may, in its sole and absolute discretion, terminate this Agreement by notice to Winn at any time thereafter unless (a) the Initial Deposit is delivered to Escrow Agent prior to Contributor's termination notice and (b) Contributor ratifies this Agreement in writing for the benefit of Winn and Escrow Agent. The Initial Deposit shall be refundable to Winn if it expresses its intent in writing not to proceed prior to the expiration of the Due Diligence Period, and thereafter shall, together with the Additional Deposit (if and when delivered), as hereinafter defined, become non-refundable except in the event of a default by Contributor under this Agreement which is not cured or waived by Winn at or prior to Closing.

         All funds and documents to be delivered shall be through the Escrow, and the Closing shall occur on the Closing Date. Prior to the Closing Date, Contributor and Winn each shall give appropriate written escrow instructions, consistent with this Agreement, to Escrow Agent for the Closing in accordance with this Agreement.

         All times set forth in this Agreement shall be Central Standard Time.




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         (2) Provided Winn has not timely exercised its right to terminate this
Agreement in accordance with the terms of Section 4 hereof, Winn shall deliver a further One Hundred Fifty Thousand Dollars ($150,000) prior to the expiration of the Due Diligence Period (the "ADDITIONAL DEPOSIT"), or, in Winn's sole discretion, such earlier date as Winn shall have completed its due diligence review, by check payable directly to the order of Escrow Agent, to be held by the Escrow Agent pursuant to the provisions hereof, all of which shall be non-refundable upon payment (except in the event of a default by Contributor under this Agreement which is not cured or waived by Winn at or prior to Closing), subject to terms of Section 4. The Initial Deposit and the Additional Deposit (to the extent the Additional Deposit has been made) are sometimes collectively referred to herein as the "DEPOSIT". The Deposit shall be delivered to Contributor as a partial payment of the Consideration at Closing.

         (3) Subject to the adjustments and additional payments described below, the Consideration (inclusive of any funds transferred from Escrow Agent to Contributor as provided in this Section 2.B) shall be paid as follows: (i) $6,468,000 in cash on the Closing Date by Winn causing said amount to be wire transferred in immediate Federal Funds to the Escrow for credit to such bank account(s) as Contributor shall designate in accordance with its escrow instructions and (ii) the balance, by issuance of to Contributor and/or its designee described on Exhibit G (collectively, the "UNITHOLDERS") of Units in Winn in the aggregate amount of 815,000 Units (the "CONTRIBUTOR UNITS") with each Contributor Unit currently receiving the same cash distribution per Unit as the cash dividends paid with respect to one share of Common Stock of Winston.

         C. In addition to the Consideration, at the Closing, Winn or its designee shall pay to Contributor a sum equal to the total of (i) Contributor's cost for fuel oil, items held for resale, and new, unopened and sealed Inventory, in type and quantity consistent with Contributor's historical practices (including, to the extent permitted by law, food, liquor, beverages, linens and other unopened resalable inventories, but excluding all brochures and other print and collateral materials previously paid for and physically located at the Property) and (ii) Contributor's prepaid or incurred marketing, advertising, utilities and travel directory listing charges with respect to the Property to the extent such charges relate to a period from and after the Closing Date. Winn or its designee shall be responsible to reimburse Contributor as an apportionment under this Agreement for all unopened, sealed carton(s) of inventory items.

         D. Prorations for certain expenses and accounts relating to the Property shall be computed in accordance with Section 6. If such computation of apportionments shows that a net amount is owed by Winn to Contributor, such amount shall be paid in cash to Contributor by Winn on the Closing Date. If the computation of apportionments shows that a net amount is owed by Contributor to Winn, such amount shall be credited against the cash portion of the Consideration.

         E. The parties agree that the Consideration for the Property owned by BHI and Spring LP shall be allocated among the two Buildings in accordance with the appraisals caused



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to be prepared by Winn in connection with this transaction. Winn shall deliver such appraisal for the Hampton Inn within ten (10) days of the date hereof and Winn shall deliver such appraisal for the Marriott Courtyard Brookhollow no later than July 7, 1997, if available. If the appraisal for the Marriott Courtyard Brookhollow is not available by the Closing Date, Winn shall promptly deliver such appraisal upon its receipt, to Contributor. The parties agree that the appraisals shall be prepared by Hospitality Appraisal Services, LLC, located in Germantown, Tennessee, and to use the allocations set forth in such appraisals. This allocation has been made in accordance with the residual method set forth in Treasury Regulations promulgated under Section 338(b)(5) of the Internal Revenue Code of 1986, as amended. The parties agree that these allocations have been arrived at by a process of arm's-length negotiations, including the parties' best judgment as to the fair market value of each respective asset, and the parties specifically agree to the allocations as final and binding and will consistently reflect those allocations on their respective Federal, State and local tax returns pursuant to IRS form 8594.

         F. If the cash portion of the Consideration plus any amounts payable to Contributor under Sections 2.C, 6 and 9 have not been credited to Contributor's designated bank accounts by 3:00 p.m. on the Closing Date on the condition that closing statements have been executed by 11 a.m. on the Closing Date, an additional amount equal to one day's interest on such aggregate amount at a rate per annum equal to ten percent (10%) shall be paid by Winn to Contributor.

         G. Notwithstanding anything contained herein to the contrary, if at any time after the date of this Agreement but prior to the expiration date of the Due Diligence Period the Average Price, as hereinafter defined, of Common Stock of Winston is less than $11.50 per share, Contributor shall have the right to terminate the transaction, with Winn receiving a prompt return of the Initial Deposit and, if applicable, the Additional Deposit. Contributor shall exercise its right of termination by written notice to Winn no later than 3 Business Days after the execution of the Due Diligence Period. "AVERAGE PRICE" means the average closing price of Common Stock of Winston as reported on the Nasdaq National Market System, for the 10 Trading Days immediately preceding the date of determination.

         H. With respect to the first Partnership Record Date (as defined in the agreement of limited partnership the ("OP AGREEMENT") of Winn on or after the Closing, the Unitholders shall receive distributions payable with respect to the Contributor Units on a pro rata basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Unitholders held the Contributor Units. The Contributor Units to be issued at the Closing shall be issued to the Unitholders in accordance with a letter of direction to be provided by Contributor to Winn at least two (2) Business Days prior to the Closing Date. In addition to any transfer rights granted in the OP Agreement, Contributor or its designee shall be permitted to transfer the Contributor Units in whole or in part to any designee on Exhibit G, in whole to an Affiliate and to other Affiliates otherwise reasonably acceptable to Winn, provided that Contributor has provided Winn in reasonable detail information with respect to the proposed



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transfer and transferee (other than with respect to a lender) and provided that the proposed transferee shall have executed such documentation as Winn shall reasonably request with respect to its proposed transfer, including, but not limited to such information as Winn may reasonably request with respect to transferee's status as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act. It is agreed and understood that Contributor and/or the Unitholders shall have the right to pledge the Contributor Units to institutional lenders and to such other entities which are reasonably acceptable to Winn.

         3. Status of Title to Property.

         The Property shall be contributed and transferred by Contributor to Winn, and Winn shall accept same, subject only to the following (collectively, the "PERMITTED ENCUMBRANCES"):

                  (1) provisions of all laws, ordinances and regulations affecting the Property, including but not limited to zoning laws;

                  (2) the occupancy rights of transient lodging guests;

                  (3) the Space Leases;

                  (4) the liens of any real estate or personal property taxes, assessments, and water or sewer charges, subject to apportionment as provided in Section 6; and

                  (5) any other matter or thing affecting title to any of the Property (a) that does not prohibit the use of the Property for hotel/motel purposes or render title to the Property uninsurable or (b) which Winn may expressly agree in writing to take subject to or waives, or is deemed to have waived, pursuant to the provisions of this Agreement.

         4. Title Report, Objections to Title and Due Diligence Period.

         A. Title Report, Objections to Title. Following delivery of the Initial
Deposit: (i) within ten (10) days, Contributor shall deliver to Winn an ALTA title insurance report and commitment issued for an owner's title insurance policy for the Property issued by First American Title Insurance Company ordered through Title Network, Inc. (the "TITLE REPORT") and (ii) within five (5) days, a full-size copy of the most recent survey of the Real Estate in Contributor's possession or control (the "EXISTING SURVEY"). Within fifteen (15) days after receipt of the Title Report and the Existing Survey, Winn or its counsel shall send Contributor's counsel a written statement ("WINSTON GROUP'S TITLE NOTICE") setting forth any exceptions to title disclosed therein (excluding preprinted exceptions) which Winn claims that it is not required



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to accept under the terms of this Agreement, together with a copy of any report, commitment, search or survey not previously delivered to Contributor or its counsel. Within fifteen (15) days after its receipt of Winn's Title Notice, Contributor shall notify Winn in writing (the "CONTRIBUTOR'S RESPONSE NOTICE") of (i) the matters noted in Winn's Title Notice that it believes are exceptions to title and not Permitted Encumbrances ("TITLE OBJECTIONS") and (ii) the Title Objections which Contributor shall cure on or prior to closing ("CONTRIBUTOR TITLE OBLIGATIONS"). Contributor shall, on or prior to closing, remove all Contributor Title Obligations as exceptions to title and all Title Objections which are not Contributor Title Obligations shall, from and after the expiration of the Due Diligence Period, be deemed Permitted Encumbrances. Contributor shall deliver the Property to Winn at Closing free and clear of all liens, claims and encumbrances other than the Permitted Encumbrances (other than real estate taxes and other taxes and matters which are subject to apportionment as provided herein). Contributor may remove any such exceptions to title at Closing with the proceeds from the Consideration. Except as required by the preceding sentences, Contributor shall be under no obligation to incur any expense or to commence any action or proceeding to eliminate any title exceptions to which Winn has objected. If Contributor is unable to eliminate any Contributor Title Obligations, unless the same are waived by Winn, Contributor may adjourn the Closing for a reasonable period or periods, not to exceed the greater of (i) fifteen (15) days from the Closing Date or (ii) sixty (60) days from delivery of Winn's notice to Contributor listing all objections to title which Contributor is required to remove hereunder, in order to attempt to eliminate such exceptions. If Contributor remains unable to remove all Contributor Title Obligations within the time provided herein, Contributor shall so notify Winn in writing and Winn shall, within five (5) days thereafter, notify Contributor in writing of its intention to either (x) accept the Property subject to such exceptions without any abatement of the Consideration, in which event such exceptions shall no longer be objections to title and shall be deemed to be for all purposes Permitted Encumbrances, and Winn shall close hereunder notwithstanding the existence of same, and Contributor shall have no obligations whatsoever after the Closing with respect to Contributor's failure to eliminate such exceptions, or (y) terminate this Agreement by notice given to Contributor, in which event Winn shall be entitled to a return of the Deposit. Upon such return of the Deposit, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder.

         B. Due Diligence Period. (1) Contributor and Winn acknowledge and agree that Winn, during the period (the "DUE DILIGENCE PERIOD") commencing on the date hereof and ending on the date which is the earlier to occur of (x) July 14, 1997 and (y) the date which is forty-five (45) days from the date hereof, as to which date TIME SHALL BE OF THE ESSENCE, or the next Business Day if such date is not a Business Day, shall have the right to perform due diligence with respect to the Property relating to inspection of the Property (as described in and subject to the terms of Section 14.B hereof), review of agreements relating to the Property and review of title, surveys and the environmental condition of the Property. Contributor shall make available to Winn the items set forth on Exhibit C attached hereto ("CONTRIBUTOR DUE DILIGENCE INFORMATION") before or at the time of the execution of this



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Agreement. Winn may terminate this Agreement by notifying Contributor on or before the expiration of the Due Diligence Period that its due diligence is unsatisfactory. If Winn terminates this Agreement on or before midnight of the date upon which the Due Diligence Period expires, pursuant to and in accordance with the terms hereof, then (a) Winn shall be entitled to a return of the Deposit and (b) this Agreement shall terminate and neither party hereto shall have any further obligations hereunder, except for such obligation which by their terms expressly survive the termination hereof. If Winn does not terminate this Agreement in the manner set forth above on or before midnight of date upon which the Due Diligence Period expires, then (a) Winn shall deposit the Additional Deposit with the Escrow Agent, and (b) this Agreement shall continue in full force and effect. If Winn fails to deposit the Additional Deposit with the Escrow Agent prior to 3:00 p.m. on the day which is one (1) business day after the expiration of the Due Diligence Period, then Contributor shall have the right to terminate this Agreement, in which event (a) Escrow Agent shall deliver the Initial Deposit to Winn and (b) this Agreement shall terminate and neither party hereto shall have any further obligations hereunder, except for such obligation which by their terms expressly survive the termination hereof, it being agreed and understood that Winn shall be responsible for, and shall hold Contributor harmless, from and against any and all claims, liabilities, damages, costs or expenses of whatever kind or nature, that arise from Winn, or any agent, representative or employee of Winn, actions at the Property while conducting its due diligence.

         (2) Contributor shall have the right to (i) ask questions of, and receive answers from, senior officers of the Winston Group. Neither the failure to disclose information which the Winston Group deems to be inappropriate, the results of Contributor's due diligence nor the answers to any such questions shall be conditions precedent for Closing.


         5. Closing, Closing Date.

         Subject to the compliance or waiver of the various conditions set forth herein, the payment of the balance of the Consideration and any other monies due hereunder, the delivery of possession to the Property, the delivery of the documents described in Section 16 and the performance of the various other obligations and activities contemplated to take place on the Closing Date (collectively, the "CLOSING") shall occur on a Business Day occurring in the period within ten (10) days from the expiration of the Due Diligence Period, as to which date TIME SHALL BE OF THE ESSENCE (the "CLOSING DATE" but in no event beyond July 14, 1997), at 10:00 A.M., at the offices of Escrow Agent. TIME SHALL BE OF THE ESSENCE with respect to each party's obligation to satisfy all conditions precedent to Contributor's and Winn's obligation to close on or prior to the Closing Date. Notwithstanding the foregoing, if the Closing does not occur on or before July 14, 1997, Winn shall pay to Contributor, an additional amount equal to the 1/2% prepayment premium owed by Contributor to its existing lenders (not to exceed $35,000), by July 14, 1997. Upon the payment of such additional amount, the



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Closing Date shall be extended to July 31, 1997, provided Winn has otherwise complied with its obligations hereunder, including, without limitation, the tender of the Additional Deposit.


         6. Apportionments.

         A. The following shall be apportioned between Contributor and Winn as of 11:59 P.M. on the day immediately preceding the Closing Date (the "APPORTIONMENT DATE"):

         (1) real estate taxes, personal property taxes, assessments, sewer rents and taxes, and any other governmental tax or charge levied or assessed against the Property (collectively, the "PROPERTY TAXES") on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 6.B hereof;

         (2) water charges to be apportioned in accordance with Section 6.C hereof;

         (3) charges for electricity, telephone, television, cable television, steam, gas and any other utilities (collectively, "UTILITIES") made by the utility companies servicing the Property to be apportioned in accordance with
Section 6.D hereof, and transferable utility deposits, if any, for which Contributor shall be reimbursed if same be assigned, but all amounts refundable under unassigned or unassignable utility arrangements shall remain the property of Contributor;

         (4) prepaid fees or other charges for transferable licenses, permits, and other items, if any, but all amounts refundable under unassigned or unassignable licenses and permits shall remain the property of Contributor;

         (5) amounts paid or payable under the Service Contracts, Equipment Leases, Billboard Leases, the Space Lease and marketing, advertising and travel directory listing charges with respect to the Property to the extent such charges relate to the period from and after the Apportionment Date, if any;

         (6) room charges and other guest charges incurred on or before the Apportionment Date, including, without limitation, Last Night Room Revenue (as defined below), to be apportioned and collected in accordance with Section 6.E and Section 7 hereof;

         (7) fees or dues paid or payable for local trade, merchant or business associations identified in a notice to Winn during the Due Diligence Period as part of the Contributor Due Diligence Information;

         (8) tax savings or refunds referred to in Section 19, if, as, and when received;


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         (9) travel agents' commissions, if any, to be apportioned consistent with the allocation of room revenues referable to each such travel agent; and

         (10) rent and all other charges due under the Space Lease, to be apportioned in accordance with Section 6.F.

         B. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing occurs, the apportionment of such Property Taxes shall be calculated on the basis of the prior year's Property Taxes, but, after the assessment and tax rate for the current year are fixed, the apportionment thereof shall be recalculated and Contributor or Winn, as the case may be, shall make an appropriate payment to the other based on such recalculation.

         C. If there are water meters at the Property, Contributor shall endeavor to have the water company servicing the Property read the meters on or immediately prior to the Apportionment Date. Contributor shall be responsible for all charges based on such final reading, and Winn shall be responsible for all charges thereafter. If such readings are not obtainable, then until such time as such readings are obtained, water charges shall be prorated as of the Apportionment Date based upon the per diem rate obtained by using the last period and bills for such charges that are available. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted, and Contributor or Winn, as the case may be, shall promptly deliver to the other the amount determined to be so due upon such readjustment.

         D. The Utilities shall be apportioned (i) by having the utility company servicing the Property make a final meter reading on the Apportionment Date, the payment of which shall be Contributor's responsibility, or (ii) if such readings cannot be obtained, on the basis of the most recent bills that are available. If the apportionment is not based on actual current readings, then upon the taking of a subsequent actual reading, such apportionment shall be readjusted and Contributor or Winn, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment. All other Utility bills received by Contributor after the Closing shall be promptly forwarded to Winn together with the amount, if any, owed by Contributor therefor pursuant to the provisions hereof.

         E. Income from the rental of rooms shall belong to Contributor to the extent attributable to any period through the Apportionment Date, including half of the room charges for the night commencing on the Apportionment Date and ending on the morning of the Closing Date ("LAST NIGHT ROOM REVENUE"). The costs of cleaning the rooms attributable to any period through the Apportionment Date and ending on the morning of the Closing Date shall be divided equally between Winn and Contributor. Income from food and beverage and other sales or services through the close of business on the night of the Apportionment Date (or at midnight if such sales or services continue 24 hours a day) shall belong to Contributor. Income from food and beverage and other sales or services on the Closing Date shall belong to Winn. All income belonging to Contributor (i) due from guests on the "Guest Ledger" as of the Closing Date (those guests in occupancy on the night commencing on the Apportionment Date and who do not check out until the Closing Date or thereafter) and (ii) due pursuant to any other accounts receivable for the guests of the hotel who are then registered or otherwise occupying rooms at the hotel on the Apportionment Date or thereafter through Closing and attributable to any period through the Apportionment Date shall be paid to Contributor at the Closing by Winn, who shall then be assigned the sole right to collect all such income from these guests. Any other income belonging to Contributor shall be collected as provided in Section 7 below. Each party shall be responsible for the payment of any sales and/or hotel/motel occupancy taxes collected or otherwise due and payable in connection with the income allocated to such party hereunder.

         F. Prepaid minimum rents and other fixed charges due and payable under the Space Lease shall be apportioned. If any payments of rent or other fixed charges received by Contributor or Winn after the Closing are payable to the other party by reason of this allocation, the appropriate sum (less a proportionate share of any reasonable attorneys' fees, costs and other expenses incurred in the collection thereof) shall be promptly paid to the other party. At the Closing, the Contributor shall furnish to Winn a complete and correct schedule of all minimum rents and other fixed charges which are then due and payable but which have not been paid. Percentage rents and other variable charges under the Space Lease, such as payments for real estate taxes and other expenses, which are not fixed in amount, shall be apportioned based on the amounts payable for the most recent prior period, but, when the actual amounts are determined, the apportionment thereof shall be recalculated and Contributor or Winn, as the case may be, shall make an appropriate payment to the other based on such recalculation. Any security deposits or advance payments of rent held by Contributor under the Space Lease shall be paid over to Winn at the Closing or credited against the cash portion of the Consideration.


         G. In addition to the apportionments provided for herein, Winn shall also pay to Contributor the amounts due under Section 2.C hereof.

         H. Any errors or omissions in computing apportionments at Closing shall be promptly corrected as soon as they are discovered. Winn agrees to indemnify and hold Contributor harmless from and against any liability, cost or expense resulting from Winn's failure to make any payment for which it has received a credit pursuant to this Section 6. The provisions of this Section 6 shall survive the Closing Date for a period of one (1) year.


         7. Accounts Receivable and Payable, Mutual Indemnities.

         A. As described in Section 6.E, the within contribution and exchange does not include any accounts receivable of Contributor for room, food and beverage and other guest charges incurred at the Property for the period through the Apportionment Date (the "ACCOUNTS RECEIVABLE"). Contributor shall have the sole right to receive, collect, discharge and compromise all Accounts Receivable except those due from guests on the Guest Ledger as of the Closing Date for which Contributor has been reimbursed pursuant to Section 6.E.

         B. Winn agrees that any moneys received by Winn after the Closing which relates to the period prior to the Closing from any party owing any portion of the Account Receivable (including credit card sales when payment thereon is received by Winn), net of any reasonable collection costs, credit card service fees or travel agent's commissions which may be owed in connection therewith, shall be held in trust by Winn on account and for payment of such Accounts Receivable and remitted to Contributor promptly upon Winn's receipt thereof. Winn shall have no obligation to attempt to collect any portion of the Accounts Receivable.

         C. Contributor agrees to indemnify Winn, its successors and assigns, from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys' fees) for any accounts payable for goods supplied or services performed prior to the Closing Date to or for either Contributor or of the Property, and for any sales taxes and/or hotel/motel occupancy taxes, if any, due in connection with the rental of rooms, the sale of goods or the performance of services prior to the Closing Date, except to the extent Winn has received a credit therefor against the Consideration pursuant to Section 6, and to that extent Winn agrees to indemnify Contributor, its successors and assigns, from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys' fees) relating to the payable or tax for which it has received a credit. Winn shall not be liable for any claim arising out of any act, event or transaction occurring prior to the Closing Date in connection with the ownership or operation of the Property, and Contributor shall and hereby agrees to defend, indemnify and hold Winn harmless from and against any and all costs, expenses, losses or liabilities, including reasonable attorneys' fees, suffered or incurred by Winn arising out of any such liability or obligation, except to the extent Winn has expressly assumed or indemnified Contributor against any such liability or obligation.

         D. Winn shall and hereby agrees to indemnify and hold Contributor harmless from and against any and all costs, expenses, losses or liabilities, including reasonable attorneys' fees, suffered or incurred by Contributor arising out of any liability or obligation (i) expressly assumed by Winn hereunder or in any agreement executed and/or delivered at the Closing, (ii) for which Winn has indemnified Contributor, (iii) in connection with the ownership and operation of the Property from and after the Closing, or (iv) for which Winn has received a payment or credit against the Consideration in accordance with the provisions of this Agreement. For purposes of determining the scope of Winn's liability under this Section, the parties hereto agree that Winn has received no payment, credit, offset, or discount against the Consideration or against the fair market value of the Property, or any of the separate parts thereof, due to the presence on the Property, whether known or suspected, of Hazardous Materials.

         E. The provisions of this Section 7 shall survive the Closing Date for a period of one (1) year.


         8. Transaction Costs.

         A. Contributor shall pay all transfer taxes, conveyance taxes, and/or documentary stamp taxes due in connection with the transfer and conveyance of the Real Estate and all recording charges for the deeds. Winn shall pay for any survey of the Property it decides to obtain, all sales taxes, if any, due in connection with the transfer of the Personalty and Inventory, and all mortgage recording or indebtedness taxes and fees due in connection with Winn's financing. Each party shall indemnify the other and its respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys' fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes or fees for which it has assumed responsibility.

         B. The actually and reasonably incurred costs of all title insurance premiums and other charges for Winn's owner's reports and policies (collectively, the "TITLE COSTS") shall be paid by Winn. Each party shall pay the fees and disbursements of its respective attorneys.

         C. (1) Any fees or charges imposed by the franchisor as a condition to the assumption of the franchise agreement for the Property (the "FRANCHISE AGREEMENT") shall be paid by Winn.

         (2) Any fees or charges imposed by the manager for the Property as a condition to termination of its management agreement (the "MANAGEMENT AGREEMENT") with Contributor shall be paid by Contributor.

         D. All fees that arise in connection with the delivery of the opinion relating to the tax status of Winston as a real estate investment trust shall be paid one-half (50%) by Contributor and one-half (50%) by Winn up to a maximum amount of $8,000 in the aggregate.

         E. The provisions of this Section 8 shall survive the Closing Date.


         9. Reservation Deposits.

         A. On the Closing Date the aggregate amount of any deposits ("RESERVATION DEPOSITS") received by Contributor (whether paid in cash or by credit card) as a downpayment for reservations ("RESERVATIONS") made for rooms, banquets, meals or other services to be supplied from and/or after the Closing Date shall be credited against the cash portion of the Consideration due at the Closing.

         B. Contributor hereby indemnifies and holds Winn harmless from and against all claims by and liabilities to any person resulting from Contributor's failure to pay over or credit to Winn any Reservation Deposits allegedly paid to Contributor for the period from and after the Closing Date. Winn hereby indemnifies and holds Contributor harmless from and against all claims by and liabilities to any person resulting from Winn's failure to honor or return any Reservation Deposit paid or credited to Winn.

         C. The provisions of this Section 9 shall survive the Closing Date for a period of one (1) year.


         10. Safes and Baggage.

         A. On the Closing Date, Contributor shall cause the delivery to Winn of all of Contributor's keys to all safes and safe deposit boxes (collectively, the "SAFES") at the Property. On or prior to the Closing Date, Contributor shall give written notices to those persons who have deposited items in such safes, advising them of the sale of the applicable Property to Winn and requesting the removal or verification of their contents in the safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Contributor's and Winn's respective representatives. All contents which are to remain in the safes shall be recorded. Safes containing items belonging to guests who have not responded to such written notice by so removing or verifying their safe contents by the end of the day and which cannot be opened without the key in the possession of such guest shall be sealed until such time as the guest appears, at which time the safe shall be opened and the contents recorded in the presence of the respective representatives of Winn and Contributor. Until that time, Contributor shall indemnify, defend and hold Winn harmless from and against any liability for loss or theft of such contents and Contributor shall retain its rights to any insurance proceeds covering such safes. Any such contents so verified or recorded or later verified (pursuant to the terms of the immediately preceding sentence) after Closing and thereafter remaining in the hands of Winn (or at the Hotel) shall be the responsibility of Winn and Winn hereby agrees to indemnify, defend and hold Contributor harmless from any liability therefor. Winn and Contributor shall cooperate with each other after Closing to verify the contents of all safes not inspected by Winn prior to Closing.

         B. On the Closing Date, representatives of Winn and Contributor shall take an inventory of all baggage, valises, trunks and packages checked or left in the care of Contributor at the Property. From and after the Closing Date, Winn shall be responsible for all baggage listed in said inventory and Winn hereby indemnifies and agrees to hold Contributor harmless from and against any liability therefor.

         C. The provisions of this Section 10 shall survive the Closing Date for a period of one (1) year.


         11. Bulk Transfers Law.

         Contributor has determined that the provisions of Article 6 of the Uniform Commercial Code and other applicable laws concerning bulk transfers, if any, do not apply to this transaction.


         12. Liquor Licenses.

                  [Intentionally Deleted]


         13. Representations and Warranties.

         A. Contributor represents and warrants, to its actual knowledge, as follows:

         (1) There are no leases, licenses, concessions or any other agreements giving anyone other than Contributor and transient hotel guests a right to use or occupy the Property or any part thereof, except for the Space Lease, which are in full force and effect, and Contributor knows of no material defaults thereunder by either landlord or tenant. No additional rent due under the Space Lease has been paid beyond the current month except as set forth on Exhibit B, respectively. There are no security deposits or advance payments of rent being held by Contributor pursuant to the Space Lease except as set forth on Exhibit
B. A true and complete copy of the Space Lease has been delivered to the Winston Group.

         (2) The Service Contracts are in full force and effect and Contributor knows of no material defaults thereunder by any party thereto.

         (3) All Personalty and Inventory included in this sale has been fully paid for and is owned by Contributor free and clear of all liens and encumbrances, except for the Permitted Encumbrances.

         (4) Contributor has not been notified of any material default in the due observance of any condition to any license, permit or certificate relating to the Property.

         (5) The Equipment Leases are in full force and effect and Contributor knows of no material defaults thereunder by either party thereto.

         (6) Contributor is not a "foreign person" or a "U.S. real property holding corporation" for purposes of Section 1445 of the Code, or any applicable regulations promulgated thereunder.

         (7) There are no employees of Contributor at the Property.

         (8) (a) BHI is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in Texas. BHI has full power and authority to make, execute, deliver and perform this Agreement and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of BHI is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render BHI insolvent.

         (b) BHI Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in Texas. BHI Corp. has full power and authority to make, execute, deliver and perform this Agreement on behalf of BHI, and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of BHI Corp. is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render BHI Corp. insolvent.

         (9) (a) Spring LP is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in Massachusetts. Spring LP has full power and authority to make, execute, deliver and perform this Agreement and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of Spring LP is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render Spring LP insolvent.

         (b) W. Spring Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in Massachusetts. W. Spring Corp. has full power and authority to make, execute, deliver and perform this Agreement on behalf of Spring LP, and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of W. Spring Corp.

is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render W. Spring Corp. insolvent.

         (10) Contributor has not entered into any oral or written agreement or commitment to make rooms or any portion of the Property available at any time in the future or quoting or guaranteeing certain rates or fees, except for the Reservations and the agreements identified in a notice to the Winston Group delivered during the Due Diligence Period as part of the Contributor Due Diligence Information (the "RATE AGREEMENTS"). True and complete copies of the written Rate Agreements will be delivered to the Winston Group as part of the Contributor Due Diligence Information.

         (11) Contributor has received no written notice that it is not in compliance with any laws, ordinances, rules or regulations of any government or agency, body or subdivision thereof, bearing on the construction, operation, ownership, or use of the Property.

         (12) Contributor has received no written notice from a governmental agency alleging that conditions on the Property are in violation of any Environmental Law (as hereinafter defined).

         (13) In order to induce Winn to issue the Contributor Units, Contributor hereby acknowledges its understanding that the issuance of the Contributor Units is intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "ACT"). In furtherance thereof, Contributor represents and warrants to Winn as follows:

         (a) Contributor and the Unitholders are acquiring the Contributor Units solely for their own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof (other than to the Unitholders). Contributor and the Unitholders agree and acknowledge that they are not permitted to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("TRANSFER") any of the Contributor Units except as provided in this Agreement and the OP Agreement.

         (b) Contributor, each of the Unitholders and any proposed transferee of any Contributor Units (other than any lender), is an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act) and each of the Unitholders has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

         (c) Contributor and the Unitholders are knowledgeable, sophisticated and experienced in business and financial matters. Contributor and the Unitholders are able to bear the economic risk of holding the Contributor Units for an indefinite period and are able to afford the complete loss of their investment in the Contributor Units or Common Stock.

         (14) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of Contributor's knowledge, threatened, at law or in equity, against Contributor before or by any Governmental Authority which would prevent Contributor from performing its respective obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against Contributor an adverse decision in which might, or which judgment, decree or order does, materially adversely affect the ability of Contributor to perform its obligations pursuant to, or the Winston Group's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

         (15) To the best of Contributor's knowledge, financial information for the years 1995 and 1996 ending December 31, and the 1997 year from January 1 through May 31, 1997, delivered by Contributor to Winn fairly and accurately depict the operation of Contributor's business during said time period.

         (16) BHI has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the creditors of BHI, suffered the appointment of a receiver to take possession of all, or substantially all, of the assets of BHI suffered the attachment or other judicial seizure of all, or substantially all, of the assets of BHI admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         (17) Spring LP has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the creditors of Spring LP, suffered the appointment of a receiver to take possession of all, or substantially all, of the assets of Spring LP suffered the attachment or other judicial seizure of all, or substantially all, of the assets of Spring LP admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         The representations and warranties of Contributor contained in (a)
Section 13.A shall survive for a period of one (1) year following the Closing.

         B. The Winston Group represents and warrants as follows:

         (1) (a) Winn is a partnership duly organized, validly existing and in good standing under the laws of the State of North Carolina. Winn has full power and authority to make, execute, deliver and perform this Agreement, and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of Winn is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render Winn insolvent.

         (b) Winston is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Winston has full power and authority to make, execute, deliver and perform this Agreement on behalf of itself and as general partner of Winn, and neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of Winston is duly authorized to do so. The consummation of the transaction contemplated by this Agreement will not render Winston insolvent.

         (2) The issuance of the Contributor Units pursuant to this Agreement have been duly authorized and, when issued by Winn, the Contributor Units will be fully paid and non-assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, other than as set forth in this Agreement and the OP Agreement. The shares of Common Stock issuable by Winston upon redemption of the Contributor Units have been duly authorized and will be qualified for listing upon issuance with the Nasdaq National Market System within six (6) months following the Closing pursuant to the Redemption and Registration Rights Agreement (as hereinafter defined), and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

         (3) The Winston Group has furnished to Contributor a true and complete copy of the OP Agreement, as amended through the date hereof.

         (4) Winston has caused to be delivered to Contributor copies of the documents as set forth on Exhibit F filed by Winston since its inception under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all prospectuses filed by Winston under the Act since its inception (collectively, the "SEC DOCUMENTS"). Winston will cause to be delivered to Contributors copies of such additional documents as may be filed by Winston pursuant to the Act or the Exchange Act on or prior to the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in compliance with the rules and regulations promulgated by the SEC, and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading.

         (5) The consolidated financial statements included in the SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and present fairly (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Winston and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

         (6) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of the Winston Group's knowledge, threatened, at law or in equity, against the Winston Group before or by any Governmental Authority which would prevent the Winston Group from performing its respective obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against the Winston Group an adverse decision in which might, or which judgment, decree or order does, materially adversely affect the ability of the Winston Group to perform its obligations pursuant to, or Contributor's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

         (7) Winston has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization, other than Winn.

         (8) Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 13 B-8, Winston and each of Subsidiaries has conducted its business only in the ordinary course of such business and has not
(i) sold or acquired any real estate; or (ii) leased all or substantially all of any property; or (iii) entered into any financing arrangements in connection therewith; or (iv) granted an option to purchase or lease all or substantially all of any property; and there has not been any change, circumstance or event that has resulted in a material adverse effect on the business, properties, results of operations or financial condition of Winston and its Subsidiaries, taken as a whole.

         (9) Except as set forth on SCHEDULE 13 B-9, neither the Winston nor any Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in its March 31, 1997 audited consolidated balance sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

         (10) (a) As of the date hereof, the authorized capital stock of Winston consists of fifty million (50,000,000) shares of its Common Stock and ten million (10,000,000) shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). The issued and outstanding shares of capital stock of Winston consists of 15,819,580 shares of Common Stock of Winston. No shares of Preferred Stock are outstanding.

         (b) As of the date hereof, (i) the issued and outstanding Units of partnership interest of Winn consist of 1,265,496 Units; and (ii) the Contributor's Units to be issued to Contributor hereunder would have constituted 39.2% of the outstanding Units(1) and, upon redemption of all of the Contributor Units for Common Stock of Winston, 4.9% of the outstanding shares of Common Stock of Winston(2).

         (11) Winston (a) will have filed its federal income tax return for the tax year ending on December 31, 1996, by September 15, 1997, (b) has filed its federal income tax return for the tax year ending on December 31, 1995, as a real estate investment trust within the meaning of Sections 856 and 857 of the Code, (c) has, to the best of its knowledge, complied with all applicable provisions of the Code relating to a real estate investment trust for 1994 and 1995 (d) has operated, and intends to continue to operate, in such a manner as to qualify as a real estate investment trust for 1997 and (e) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a real estate investment trust, and no such challenge is pending or, to Winston's knowledge, threatened.

         (12) Winston has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by Winston or any of its Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. None of Winston or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in SCHEDULE 13 B-12, none of Winston or any of its Subsidiaries is a party to any material pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no material claim for assessment or collection of any Tax has been asserted against it. No claim

--------
1 Calculated by dividing Contributor Units by the sum of the outstanding Units and Contributor Units (i.e 815,000/(1,265,496 + 815,000)).



2 Calculated by dividing Contributor Units by the sum of the outstanding shares of Common Stock of Winston and Contributor Units (i.e 815,000/(15,819,580 + 815,000)).

has been made by an authority in a jurisdiction where Winston or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by the jurisdiction. Except as set forth in SCHEDULE 13 B-12, there is no material dispute or claim concerning any Tax liability of Winston or any of its Subsidiaries, (x) claimed or raised by any taxing authority in writing or (y) as to which Winston or any of its Subsidiaries has knowledge, and neither Winston nor any of its Subsidiaries has entered into or intends to enter into any agreements with any taxing authority, including but not limited to closing agreements.

         (13) Winston as of the date hereof, is a "domestically-controlled" real estate investment trust within the meaning of Code Section 897(h)(4)(B).

         (14) Except as set forth in SCHEDULE 13 B-14, to the Winston Group's knowledge, no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.9% of the value of the outstanding equity interest in Winston.

         (15) Each Subsidiary organized (a) as a partnership including, without limitation, the Winn (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes; and (b) as a corporation or an association taxable as a corporation is either (i) a "qualified REIT Subsidiary", as such term is defined in Code Section 856(i), or (ii) a corporation of which less than ten percent of the voting securities, within the meaning of Code Section 856(c)(5), are owned by Winston and of which the total securities owned by Winston represent less than five percent of the value of the total assets of Winston, within the meaning of Code Section 856(c)(5).

         (16) Neither the Winston Group nor any of its Subsidiaries is in violation of any provision of its organizational documents.

         (17) Except as set forth on Schedule 13.B-17, all of Winston's real property and other material assets are owned by Winston indirectly through its ownership of Winn.

         (18) The Winston Group has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the creditors of the Winston Group, suffered the appointment of a receiver to take possession of all, or substantially all, of the assets of the Winston Group, suffered the attachment or other judicial seizure of all, or substantially all, of the assets of the Winston Group admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         (19) Except for the OP Agreement, this Agreement, and as set forth on
SCHEDULE 13 B-19, there are no stockholders' agreements, partners' agreements, voting trust agreements or other restrictive agreements relating to the sale or voting of the Units or the Common Stock of Winston.

         The representations and warranties of the Winston Group contained in
Section 13.B 1 through 19 shall survive for a period of eighteen (18) months following the Closing.


         14. Pre-Closing Covenants.

         Contributor and Winn agree that between the date hereof and the Closing Date, the parties shall undertake the following:

         A. Subject only to conditions beyond Contributor's reasonable control, Contributor shall continue to operate and maintain the Property in the usual and customary manner, and may, among other things:

                  (1) accept cancellations of Reservations and return Reservation Deposits, and make new Reservations and accept new Reservation Deposits, and enter into new Rate Agreements, all in the normal course of business and in accordance with Contributor's current marketing practices; provided, however, if Winn has delivered the Additional Deposit, then from and after delivery of the Additional Deposit Contributor shall not enter into any new Rate Agreements (or renewals of existing Rate Agreements) unless same shall be (x) at not less than ten percent off of the then existing "rack rates", (y) for less than six (6) months or (z) cancelable upon thirty (30) days notice from Winn unless Winn shall have consented thereto, which consent shall be in Winn's sole discretion;

                  (2) order, purchase and consume/use Personalty and Inventory in reasonable quantities consistent with historical practice; and

                  (3) renew or materially modify the Space Lease or any of the existing Service Contracts, Equipment Leases or Billboard Leases, or enter into any new space leases, Service Contracts, Equipment Leases or Billboard Leases, all in the ordinary course of Contributor's business and consistent with Contributor's prior practices, provided, however, Contributor shall not renew or materially modify any of the foregoing except to the extent same shall be cancelable upon thirty (30) days notice from Winn unless Winn shall have consented to the renewal or material modification thereof, in Winn's sole discretion.

         B. Contributor shall give to Winn, its attorneys, accountants, engineers and other representatives, during normal business hours and on reasonable advance notice, full access to any and all parts of the Property (other than guest rooms, if occupied) and to all books, records and files relating to the Property. Contributor shall furnish to Winn all information concerning the Property which Winn, its attorneys, accountants, engineers or other representatives shall reasonably request. Winn may, during the hours of 9 A.M. to 5 P.M., upon reasonable advance notice, and under such conditions as Contributor shall reasonably specify, at Winn's sole expense, (i) cause the Property and any part thereof to be inspected by such engineers, architects and others acting on behalf of Winn, as Winn may designate, and (ii) cause a full or partial physical count of the Personalty or Inventory to be made, provided, however, that prior to any such entry, Winn shall provide to Contributor evidence of public liability insurance reasonably satisfactory to Contributor covering any liability arising as a result of such entry and inspection of the Property and naming Contributor as an additional insured. Winn shall repair and restore any portion of the surface or any other part of the Property disturbed by Winn, its agents or contractors during the conduct of any of the of the aforementioned inspections to substantially the same condition as existed prior to such disturbance. Winn shall indemnify, defend and hold harmless Contributor, its partners, agents and employees from and against any and all loss, cost, expense (including reasonable attorneys' fees and disbursements), damage or claim arising as a result of such entry. Such inspections and counts shall be conducted in a manner and at such times as shall not interfere with the use and enjoyment of the Property by any guests, tenants, employees or occupants thereof or thereat. Neither Winn nor any employee, representative or agent of Winn shall have any conversations or discussions with any Property employee without, in each instance, Contributor's prior written approval; provided, however, Contributor shall make available to Winn, its representatives or agents, during normal business hours, on reasonable advance notice to Contributor and under such conditions as Contributor shall reasonably require, the general manager, the front office manager, the director of sales, the executive housekeeper, the controller and the chief engineer; provided, further, that after Winn delivers the Initial Deposit to Escrow Agent in accordance with the terms hereof, Contributor shall make available to Winn, its representatives or agents, during normal business hours, on reasonable advance notice to Contributor and under such conditions as Contributor shall reasonably require, any and all property employees of the managing company to answer questions concerning the hotel and its operations and/or to conduct interviews for possible employment with Winn. Following the date hereof, Winn shall have the right to contact governmental and quasi-governmental agencies to conduct its due diligence review of the Property, provided that this right of inquiry shall not extend to financial or other information about Contributor's principals. This subparagraph B shall survive the termination of this Agreement.

         C. Contributor shall not make or grant any mortgage, Lien, pledge, charge, easement, right-of-way, covenant, restriction or other encumbrance on or with respect to the Property which will survive the Closing, except for Permitted Encumbrances, nor will it enter into any other agreements, contracts or commitments with respect to the Property except in the ordinary course of business and as otherwise permitted herein.

         D. Contributor shall cooperate with Winn and Winn's representatives to enable and assist Winn to procure and maintain, at Winn's sole expense, all licenses, permits and authorizations necessary for Winn's ownership and operation of the Property and the Business, including, without limitation, any license, permit or authorization required for the sale and service of alcoholic beverages at the Property by Winn or its designee. Winn shall promptly apply for and use all reasonable efforts to obtain all such requisite licenses, permits and authorizations. Notwithstanding the foregoing, Contributor shall remain obligated to procure, maintain and renew, at Contributor's sole expense, any and all licenses, permits and authorizations necessary for its continued ownership and operation of the Property and the Business through the Closing (including any license, permit or authorization required for the sale and service of alcoholic beverages).

         E. Winn and Contributor shall fully cooperate with each other to meet all pre-closing compliance procedures with respect to local sales or occupancy tax.


         15. Conditions to Closing.

         A. Winston Group's Conditions Precedent. Satisfaction of each of the following conditions, any of which may be waived in writing by Winn, shall be deemed a condition to Winn's obligation to close hereunder:

                  (1) Contributor shall be able to deliver fee title to the Property in accordance with the terms hereof by Special Warranty Deed (Limited) or the equivalent in form customary for transferring Real Estate in Texas and Massachusetts.

                  (2) Contributor's representations and warranties set forth in
         Section 13 shall be substantially true and correct in all material respects as of the Closing Date, with the exception of Schedules and Exhibits which must be updated at the Closing Date to reflect changes permitted under the terms of this Agreement.

                  (3) Contributor shall have terminated the Management Agreement or shall have delivered evidence reasonably satisfactory to Winn confirming that Winn shall have no liability or obligation whatsoever with respect thereto.

                  (4) Contributor shall have substantially performed, observed, and complied with all of the pre-Closing covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing, including but not limited to each of Contributor's covenants set forth in Sections 14 and 16 hereof.

                  (5) Contributor shall have delivered to Winn a representation letter executed by each Unitholder affirming such Unitholder's status as an "accredited investor" as defined in Rule 501(c) of Regulation D under the Act as of the date of this Agreement and as of the Closing.

         B. Contributor's Conditions Precedent. Satisfaction of each of the following conditions, any of which may be waived in writing by Contributor, shall be deemed a condition to Contributor's obligation to close hereunder:

                  (1) Winn shall have delivered to Contributor the balance of the Consideration and shall have caused Escrow Agent to deliver the Deposit to Contributor.

                  (2) Winn's representations and warranties set forth in Section 13 shall be substantially true and correct in all material respects as of the Closing Date with the exception of Schedule and Exhibits which must be updated at the Closing Date to reflect changes permitted under the terms of this Agreement.

                  (3) Winn and Contributor shall have terminated the Franchise Agreement or Winn shall have delivered evidence reasonably satisfactory to Contributor confirming that Contributor shall have no liability or obligation whatsoever with respect thereto.

                  (4) Winn shall have substantially performed, observed, and complied with all of the pre-Closing covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing, including but not limited to each of Winn's covenants set forth in Sections 14 and 16 hereof.


         16. Documents to be Delivered at Closing.

         A. Contributor's Documents

         Contributor, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Winn on or prior to the Closing Date the following documents in connection with the transfer, assignment and conveyance of the Property:

         (1) Special Warranty Deeds (Limited) in the forms customary for transferring Real Estate in Texas and Massachusetts conveying to Winn fee simple title to the Real Estate free of all liens and encumbrances, except the Permitted Encumbrances.

         (2) A bill of sale conveying, selling and transferring to Winn all of Contributor's right, title and interest in and to the Personalty and Inventory. The bill of sale shall contain a warranty that the Personalty and Inventory are owned by Contributor free and clear of all liens, encumbrances and security interests, except for any Permitted Encumbrances which encumber the Personalty or Inventory.

         (3) An assignment and assumption of the Service Contracts, Equipment Leases and Billboard Leases, together with Contributor's executed counterparts (or, if not available, copies) thereof. The assignment and assumption shall contain Winn's indemnity of Contributor against any liability for obligations thereunder relating to periods from and after the Closing Date and Contributor's indemnity of Winn against any liability for such obligations relating to periods prior to the Closing Date.

         (4) A duly executed Secretary's Certificate certifying that the Board of Directors of BHI Corp. has duly adopted resolutions authorizing the within transaction on behalf of BHI and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of BHI Corp. executing the documents to be delivered by BHI Corp. on the Closing Date.

         (5) Originals or certified copies of any resolutions, partnership agreements, trust indentures, agency agreements, powers of attorney, consents and other documentation, and such affidavits and indemnities, as may be required by the title company, with respect to the authority of BHI or of the person(s) signing on behalf of BHI.

         (6) A duly executed Secretary's Certificate certifying that the Board of Directors of W. Spring Corp. has duly adopted resolutions authorizing the within transaction on behalf of Spring LP and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of W. Spring Corp. executing the documents to be delivered by W. Spring Corp. on the Closing Date.

         (7) Originals or certified copies of any resolutions, partnership agreements, trust indentures, agency agreements, powers of attorney, consents and other documentation, and such affidavits and indemnities, as may be required by the title company, with respect to the authority of Spring LP or of the person(s) signing on behalf of Spring LP.

         (8) A certificate from each of BHI and Spring LP either (i) certifying that the representations and warranties of BHI and Spring LP contained in this Agreement are true and correct in all material respects as of the Closing Date or (ii) if not, identifying in detail any and all variances or deviations from said representations and warranties and certifying that said variances or deviations do not have a material adverse effect on the transactions contemplated by this Agreement.

         (9) Plans and specifications, technical manuals and similar material, for the Buildings, if any, in Contributor's possession or control.

         (10) If assignable, any licenses or permits, or copies thereof, in Contributor's possession pertaining to the operation and maintenance of the Property, together with a duly executed assignment thereof to Winn.

         (11) If assignable, any unexpired warranties and guarantees, or copies thereof, in Contributor's possession which Contributor has received (i) in connection with the Buildings and any work or services performed with respect to, or equipment installed in, the Property, or (ii) from any prior owners of the Property, together with individual or omnibus assignments thereof to Winn. If any such warranties or guarantees are not assignable, Contributor agrees to cooperate with Winn after the closing to the extent required to enforce any rights under such warranties or guarantees, at Winn's expense.

         (12) An assignment of the Reservation Deposits and Winn's receipt therefor.

         (13) An assignment and assumption of the Space Lease and any security deposits held by Contributor in connection therewith, together with Contributor's executed counterparts (or, if not available, copies) thereof. The assignment shall contain Winn's indemnity of Contributor against any liability for the security deposits assigned to Winn and for any other obligations of the landlord under the Space Lease from and after the Closing Date and Contributor's indemnity of Winn against any liability for such obligations relating to periods prior to the Closing Date.

         (14) Such other instruments and documents as may reasonably be required by the title company to eliminate exceptions for unfiled mechanics' or materialmen's liens, for the occupancy of any party other than transient lodging guests, and to enable the title company to insure the "gap" between Closing and recordation of the deeds. Contributor shall deliver originals or certified copies of any partnership agreements, trust indentures, agency agreements, powers of attorney, consents and other documentation, and shall execute such affidavits and indemnities, as may be reasonably required by the title company, with respect to the authority of Contributor or of the person(s) signing on behalf of Contributor.

         (15) An affidavit of a general partner of Contributor stating that Contributor is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

         (16) An affidavit of Contributor addressed to the Title Company affirming that there have been no changes or additions to the Building since the most recent survey done for the Marriott Courtyard and the Hampton Inn.

         (17) All keys and master keys to all locks located on the Property.

         B. Winston Group's Documents

         Winn, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Contributor on the Closing Date the following documents:

         (1) A duly executed Secretary's Certificate certifying that the Board of Directors of Winston has duly adopted resolutions authorizing the within transaction on its behalf and as general partner on behalf of Winn, and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of Winston executing the documents to be delivered by Winston on the Closing Date.

         (2) Originals or certified copies of any resolutions, partnership agreements, trust indentures, agency agreements, powers of attorney, consents and other documentation, and such affidavits and indemnities, as may be required by the title company, with respect to the authority of Winn or of the person(s) signing on behalf of Winn.

         (3) Certificates of good standing for Winn or any entity comprising Winn from the States of Texas, Massachusetts, and North Carolina.

         (4) Certificates of good standing for Winston or any entity comprising Winston from the States of Texas, Massachusetts, and North Carolina.

         (5) A fully executed and completed sales tax return with respect to the sale of the Personalty, as required by the applicable state or local taxing authority, together with the appropriate payment.

         (6) An opinion of Winn's counsel substantially in the form of EXHIBIT D ATTACHED HERETO(3).

                  (7) A certificate from each of Winn and Winston either (i) certifying that the representations and warranties of Winn and Winston contained in this Agreement are true and correct in all material respects as of the Closing Date or (ii) if not, identifying in detail any and all variances or deviations from said representations and warranties and certifying that said

--------

3 Opinion will cover, among other matters: the legal existence and good standing of Winn and Winston, respectively; the due authorization, execution, delivery and enforceability of this Agreement and the Closing Documents to be delivered by Winn and Winston, as applicable; that the Units are, and the Common Stock will be, validly issued and non-assessable; that Winston Group, the operating partnership qualifies as a partnership for federal income tax purposes; and that Winston is organized in conformity with the requirements for qualification, and qualifies, as a real estate investment trust for federal income tax purposes.

variances or deviations do not have a material adverse effect on the transactions contemplated by this Agreement.

         (8) A certificate of Winston, as general partner of Winn, certifying that each Unitholder has been admitted as a limited partner of Winn and that all Contributor Units have been issued to Contributor or Contributor's designee.


         C. Jointly Executed Documents

         Contributor and Winn shall each execute or cause to be executed the following documents and deliver same as indicated:

         (1) Any documents required to permit the continued sale of alcoholic beverages at the Property.

         (2) Any document mentioned in Section 16.A or 16.B above which calls for execution by both Contributor and Winn.

         (3) The Redemption and Registration Rights Agreement(4) substantially in the form of EXHIBIT E (the "REDEMPTION AND REGISTRATION RIGHTS AGREEMENT") attached hereto.

         17. Post-Closing Covenants.

         Contributor and Winn agree that from and after the Closing Date:

         A. Contributor shall continue to cooperate with Winn at Winn's sole expense to facilitate the acquisition by Winn of all nonassignable licenses and permits required for the use and operation of the Property and the Business.

         B. Contributor shall make all books and records retained by Contributor available for inspection by Winn and its representatives during business hours on reasonable advance notice.

--------
4 In addition to customary registration rights provisions, Registration
  Rights Agreement to provide for shelf registration to be effective within 6 months of the Closing Date and to remain effective until the earlier of the issuance of all Winston Stock issued upon redemption of 100% of the Units or until all shares can be sold pursuant to Rule 144 without any volume restrictions set forth in Rule 144(e) after redemption of the last Unit for Common Stock; all costs of preparing, filing and maintaining evergreen status of shelf to be borne by Winston. This agreement shall permit the immediate conversion OP Units 374,900 of units to REIT shares with a six (6) month Lock-up period from the date of issuance.

         C. Contributor and Winn shall cooperate in timely making any filing required pursuant to Section 1060 of the Internal Revenue Code or any regulations promulgated thereunder.

         D. Contributor shall cooperate with Winn, at Winn's sole expense, in enforcing any rights under any unexpired guarantees or warranties given by persons other than Contributor in connection with the Property.


         18. Brokerage.

         A. Contributor and Winn each warrant and represent to the other that it has not dealt or negotiated with any broker in connection with this transaction other than Hotel Partners, Inc. and Goldman Sachs & Co. Contributor hereby agrees to pay Hotel Partners, Inc. and Goldman Sachs & Co. a commission pursuant to a separate brokerage agreement.

         B. Contributor and Winn each hereby agrees to indemnify and hold the other harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable attorneys' fees) or other liability arising from or pertaining to any brokerage commissions, fees, or other compensation, which may be due to any other brokers or persons claiming to have dealt with it in connection with this transaction.

         C. The provisions of this Section 18 shall survive the Closing Date or sooner termination of this Agreement.


         19. Tax Reduction Proceedings.

         During the term of this Agreement, Contributor may institute and/or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property or any portion thereof for real estate taxes, or of any rate applicable thereto. The net amount of any tax refunds or credits (after deduction of all costs and expenses thereof, including legal fees) with respect to any portion of a Property for a tax period in which the Apportionment Date occurs, shall be apportioned between Contributor and Winn as of the Apportionment Date and promptly paid. All refunds or credits for prior tax years belong solely to Contributor. Contributor, however, shall not institute any new protests regarding the assessed valuation of the Property or any portion thereof for real estate taxes, or of any rate applicable thereto upon execution of this Agreement until the Closing. The provisions of this Section 19 shall survive the Closing Date.

         20. Damage and Destruction.

         If, prior to the Closing Date, all or any part of any of the Property is damaged by fire or other casualty, the following shall apply:

         A. If there is damage or destruction by fire or other casualty of a material part of the Property, Contributor shall notify Winn of such fact and Winn shall have the option to terminate this Agreement upon notice given to Contributor within twenty (20) days after the giving of Contributor's notice. If this Agreement is terminated, then (a) Escrow Agent shall deliver the Deposit, together with all accrued interest thereon to Winn and (b) this Agreement shall terminate and neither party hereto shall have any further obligations hereunder, except for such obligation which by their terms expressly survive the termination hereof, it being agreed and understood that Winn shall be responsible for, and shall hold Contributor harmless, from and against any and all claims, liabilities, damages, costs or expenses of whatever kind or nature, that arise from Winn, or any agent, representative or employee of Winn, actions at the Property while conducting its due diligence.

         If Winn does not elect to terminate this Agreement within the specified time period as aforesaid, then Contributor shall, at Contributor's option, either (i) proceed to repair the damage and restore the damaged Property to the same or better condition as existed immediately prior to the casualty, in which event Contributor shall be entitled to adjourn the Closing Date for such period of time as shall be necessary to complete such repair and restoration, or (ii) turn over to Winn on the Closing Date an amount equal to the net amount of any casualty insurance proceeds collected by Contributor on account of said physical damage or destruction, and to the extent not so collected, assign to Winn the right to receive and settle same, in either case less (x) any expense actually incurred by Contributor in connection with any emergency repair by reason of such damage or destruction and (y) any business interruption insurance payments for periods prior to the Closing Date. For purposes hereof, a "material part" shall be deemed to mean any damage or destruction to the Buildings and/or the Personalty, the aggregate cost of repair or replacement of which exceeds Two Hundred Fifty Thousand Dollars ($250,000).

         B. If there is damage to or destruction by fire or other casualty of an immaterial part of the Property, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement without any abatement of the Consideration or any liability or obligation on the part of Contributor by reason of said destruction or damage, provided, however, that in such event, Contributor shall notify Winn of such fact and shall, at Contributor's option, either (1) proceed to repair the damage and restore the damaged Property to the same or better condition as existed immediately prior to the casualty, in which event Contributor shall be entitled to adjourn the Closing Date for up to one hundred twenty (120) days, or
(2) turn over to Winn on the Closing Date an amount equal to any casualty insurance proceeds collected by Contributor on account of said physical damage or destruction, and to the extent not so collected, assign to Winn the right to receive and settle same, in either case less (i) any expense actually incurred by Contributor in connection with any emergency repair by reason of such damage or destruction and (ii) any business interruption insurance payments for periods prior to the Closing Date. In the event Contributor provides Winn an amount equal to any casualty insurance proceeds, Contributor shall be responsible for payment of the deductible under Contributor's insurance coverage for each property.

         Schedule A, attached hereto, sets forth a true and complete list of each insurance policy issued to or for the benefit of Contributor which affects the Property. Contributor covenants to maintain such insurance on each property until the Closing Date.

         21. Condemnation.

         If, prior to the Closing Date, all or any portion of the Property is taken by eminent domain or in the event of a change of legal grade caused by an act of governmental authority, Contributor shall promptly give Winn written notice thereof, and the following shall apply:

         A. If a material part of the Property is taken, Winn may, within twenty
(20) days after the giving of Contributor's notice, by written notice to Contributor, elect to terminate this Agreement. In the event that Winn shall so elect, the Deposit, with any interest accrued thereon, shall be returned to Winn whereupon this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder.

         B. If a material part of the Property is taken and Winn does not elect to terminate this Agreement within the specified time period, as aforesaid, or if an immaterial part of a Property is taken, or in the event of a change of legal grade caused by an act of governmental authority, then Winn shall not have any right to terminate this Agreement, and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Consideration or any liability or obligation on the part of Contributor by reason of such taking, provided, however, that Contributor shall, at the Closing, (1) assign and turn over, and Winn shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such taking which may have been collected by Contributor as a result of such taking, less any portion thereof applied to the cost of emergency repairs made by Contributor prior to the Closing, or (2) if no award or other proceeds shall have been collected, deliver to Winn an assignment of Contributor's right to any such award or other proceeds which may be payable to Contributor as a result of such taking, less an amount equal to the cost of any emergency repairs made by Contributor prior to the Closing, which amount shall be paid to Contributor by Winn at the Closing. If the net proceeds are paid to the holder of any mortgage or deed of trust on the Property and such holder refuses to release sufficient sums therefrom for the purpose of making repairs and restorations required by reason of such condemnation, then, unless

Contributor (at Contributor's sole option) pays to Winn the amount required to make such repairs and restorations at the Closing, Winn may elect to terminate this Agreement.

         C. For the purposes hereof, a "material part" of a particular Property shall be deemed to mean any taking (1) which causes a reduction in the size of any of the Buildings or materially interferes with the present use and operation of any of the Buildings, or (2) which reduces the total area of any Land so that the land area available for parking is insufficient to service the Property at maximum capacity or to provide the number of parking spaces required under current law (considering any variance to which the Property is entitled), or (3) which results in the elimination of the sole or any required means of legal ingress and/or egress from the Property to public roads, no comparable, convenient, legal substitute ingress and/or egress being available.

         22. Tax Deferral and Gain Recognition. Except for the cash component of the Consideration and the Contributor's immediate conversion right of 374,900 Contributor Units to Common Stock, the parties acknowledge that Contributor has structured this Agreement and the transactions contemplated by this Agreement in a manner which Contributor (i) believes will prevent it and each of its members and each of the Unitholders (collectively, the "CONTRIBUTOR GROUP") from recognizing gain for federal income tax purposes upon Closing and (ii) permit the Contributor Group to defer recognition of gain until the earlier of (i) the redemption of all of the Contributor's Units for Common Stock and (ii) January 1, 1999 (the "RESTRICTED PERIOD") based upon the agreement of Winn to abide by certain covenants set forth in this Agreement. Based upon the foregoing, Winn and its Subsidiaries hereby covenant that no sale, transfer or other disposition of the Property (or property for which it is exchanged), or a distribution which is treated as a taxable disposition, shall occur prior the expiration of the Restricted Period, other than an exchange or other disposition which does not cause the Contributor Group to recognize gain for federal income tax purposes (including, without limitation, a transaction pursuant to Section 1031 of the Code or any successor provision which would not cause such recognition of gain). If after the end of the Restricted Period the Contributor Group still owns Contributor Units, Winn and its Subsidiaries shall use their best efforts to cause any sale, transfer or other disposition of the Property (or property for which it is exchanged), or a distribution which is treated as a taxable disposition, to not cause the Contributor Group to recognize gain for federal income tax purposes for a period (the "HOLDING PERIOD") of four (4) years from the date hereof. If prior to the end of the Restricted Period, a sale, transfer or other disposition of the Property, or a distribution, is treated as a taxable disposition, then Winn shall reimburse Contributor within thirty (30) days after such sale, transfer and deposit for an amount equal to the loss of the use of the tax payment calculated by the amount of tax payable by Contributor multiplied by an interest rate of ten (10) percent for the balance of the Restricted Period remaining after such sale, transfer or other disposition. The provisions of this Section 22 shall survive the Closing.

         23. Allocation Method. Winn covenants that the "traditional method," as defined in Treas. Reg. 1.704-3(b), of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for federal income tax purposes, shall be used (i) with respect to the contribution of the Property, and (ii) with respect to any revaluation of the Property, pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and
1.704-3(a)(6).  The provisions of this Section 23 shall survive the Closing.

         24. Redemption Right. Contributor and the Unitholders shall have the Redemption Rights as set forth in the Redemption and Registration Rights Agreement.

         25. Miscellaneous.

         A. Whenever in this Agreement it is provided that any party shall indemnify and hold harmless the other party, then, as a condition to such indemnity, the party indemnified shall promptly give written notice to the indemnitor of any claim or demand made upon it which is or may be indemnified against, and the indemnitor shall have the right to defend against such claim or demand by counsel of its own choice, provided that such counsel be satisfactory to the party being indemnified. There shall be no settlement of any action arising under any indemnity contained herein without the prior written consent of the indemnitor.

         B. Unless otherwise expressly stated in this Agreement to the contrary, none of the respective obligations, agreements, indemnities, representations, warranties and covenants of the parties hereto shall survive the Closing and the delivery of the deeds. As to any obligations, agreements, indemnities, representations, warranties and covenants which are expressly stated to survive the Closing for some period of time, written notice of the alleged violation or breach of any such obligation, etc. must be delivered to the other party prior to the expiration of any such period and litigation thereon must be commenced within six (6) months after the giving of such notice in order to preserve the aggrieved party's rights hereunder.

         26. Notices.

         All notices, demands, requests or other communications ("NOTICES") required to be given or which may be given hereunder shall be in writing and shall be deemed given on the day of delivery if hand delivered and receipted for, or on the day of transmittal by facsimile, to be immediately followed by certified mail, postage prepaid, return receipt requested, or by dispatch by overnight receipted courier, addressed as follows:

                  If to Contributor, at:

                           W. Spring Limited Partnership
                           BHI Limited Partnership
                           c/o Archon Group L.P.
                           600 Las Colinas Boulevard
                           Suite 1900
                           Irving, Texas 75039
                           Attention:  Mr. Wes Huff
                                       Director of Marketing
                           Fax: (972) 831-2280

                  With a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Robert J. Wertheimer, Esq.
                           Fax: (212) 856-7806

                  If to Winn, at:

                           Winn Limited Partnership
                           c/o Winston Hotels, Inc.
                           2209 Century Drive, Suite 300
                           Raleigh, North Carolina  27612
                           Attention:  Mr. Robert W. Winston
                           Fax: (919) 510-6832

                  With a copy to:

                           Brown & Bunch
                           4900 North Park
                           4900 Falls of Neuse Road, Suite 210
                           Raleigh, North Carolina 27609
                           Attention:  William Bunch, III, Esq.
                           Fax: (919) 876-8062

                  and

                           Hunton & Williams
                           2000 Riverview Tower
                           900 South Gay Street
                           Knoxville, Tennessee 37902
                           Attention:  David C. Wright, Esq.
                           Fax: (423) 549-7704

or to such other address or addresses as the parties may designate from time to time by notice given in accordance with this Section 26.


         27. Default, Remedies.

         A. IF THE WINSTON GROUP DEFAULTS IN THE PERFORMANCE OF THIS AGREEMENT, THE ENTIRE INITIAL DEPOSIT AND ADDITIONAL DEPOSIT SHALL BE RETAINED BY CONTRIBUTOR AS LIQUIDATED DAMAGES FOR THE WINSTON GROUP'S DEFAULT. THE WINSTON GROUP AND CONTRIBUTOR AGREE THAT THEY HAVE MADE GOOD FAITH AND REASONABLE EFFORTS TO DETERMINE THE AMOUNT OF CONTRIBUTOR'S DAMAGES IN THE EVENT OF A DEFAULT BY THE WINSTON GROUP. CONTRIBUTOR AND THE WINSTON GROUP HAVE BEEN UNABLE TO ARRIVE AT ANY MEANINGFUL FORMULA OR MEASURE OF DAMAGES FOR THE WINSTON GROUP'S DEFAULT AND SUCH DAMAGES

WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE. CONTRIBUTOR AND THE WINSTON GROUP HAVE THEREFORE AGREED THAT THE INITIAL DEPOSIT AND ADDITIONAL DEPOSIT SHALL SERVE AS CONTRIBUTOR'S LIQUIDATED DAMAGES AND THE SOLE MEASURE OF CONTRIBUTOR'S DAMAGES.

         B. IF CONTRIBUTOR DEFAULTS IN ITS OBLIGATIONS HEREUNDER OR FAILS TO CONSUMMATE THE SALE OF THE PROPERTY FOR ANY REASON OTHER THAN THE WINSTON GROUP'S DEFAULT OR THE FAILURE OF ANY CONDITIONS TO CLOSING SET FORTH IN SECTION 15, THEN THE WINSTON GROUP MAY ELECT EITHER (I) TO RECEIVE A REFUND OF THE DEPOSIT PLUS ANY INTEREST EARNED THEREON FROM THE ESCROW AGENT, AND, THEREUPON, THIS AGREEMENT SHALL BECOME NULL AND VOID AND NEITHER PARTY TO THIS AGREEMENT SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, IT BEING THE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO THAT THE ACTUAL DAMAGES, COSTS AND EXPENSES SUSTAINED BY THE WINSTON GROUP IN THE EVENT OF NOT CLOSING ARE DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN OR (II) TO PURSUE THE RIGHT OF SPECIFIC PERFORMANCE OF CONTRIBUTOR'S OBLIGATIONS HEREUNDER; PROVIDED, HOWEVER, THAT THE WINSTON GROUP MUST ELECT TO ENFORCE ITS RIGHT TO SPECIFIC PERFORMANCE WITHIN SIXTY (60) DAYS OF CONTRIBUTOR'S DEFAULT OR SUCH RIGHT SHALL BE DEEMED FOREVER WAIVED AND BARRED.

         CONTRIBUTOR AND THE WINSTON GROUP ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY THEIR SIGNATURES OR INITIALS BELOW AGREE TO BE BOUND BY ITS TERMS.


Contributor  /s/ RF                     Winston Group  /s/ Robert W. Winston


         28. Entire Agreement.

         The parties agree that this Agreement and the attached exhibits and schedules represents and contains the entire agreement and understanding between the parties. This Agreement supersedes any and all prior oral and written agreements and understandings of any kind, and no representation, warranty, condition, understanding or agreement of any kind shall be relied upon by the parties unless incorporated herein.


         29. Condition of Property/Environmental Matters - Sale "AS IS".

         A. DISCLAIMER OF REPRESENTATION AND WARRANTIES BY CONTRIBUTOR. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, CONTRIBUTOR AND CONTRIBUTOR'S ASSET MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN CONTRIBUTOR'S WARRANTY OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER, RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OR WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER SEWAGE, GAS AND ELECTRIC, (IX) USAGE OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, LAND USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OF ANY PORTION THEREOF, (XIII) COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, CODES OR OTHER SIMILAR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF THE UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENT AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (WINN AFFIRMING THAT WINN HAS NOT RELIED ON CONTRIBUTOR'S OR ASSET MANAGER'S SKILL OR JUDGEMENT TO SELECT OR FURNISH THE PROPERTY FOR

ANY PARTICULAR PURPOSE, AND THAT CONTRIBUTOR MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIV) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS).

         B. SALE "AS IS". THE WINSTON GROUP HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF CONTRIBUTOR OR ASSET MANAGER OR ANY OF THEIR RESPECTIVE AGENTS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT. THE WINSTON GROUP REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF THE WINSTON GROUP'S CONSULTANT IN PURCHASING THE PROPERTY, THE WINSTON GROUP WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATION OR THE PROPERTY AS THE WINSTON GROUP DEEMS NECESSARY, INCLUDING, BUT NOT LIMED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, THE WINSTON GROUP SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY THE WINSTON GROUP'S INSPECTIONS AND INVESTIGATIONS. THE WINSTON GROUP ACKNOWLEDGES AND AGREES THAT UPON CLOSING, CONTRIBUTOR SHALL SELL AND CONVEY TO THE WINSTON GROUP AND THE WINSTON GROUP SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS" WITH ALL FAULTS. THE WINSTON GROUP HEREBY WAIVES ANY RIGHT TO SUE CONTRIBUTOR BASED UPON ANY THEORY WHICH MAY BE PERMITTED UNDER ANY STATE OR FEDERAL LAWS, INCLUDING, WITHOUT LIMITATION, STATUTES 42 USC ss.9601 ET SEQ AND 42 USC ss.6905 ET SEQ. RELATING TO ENVIRONMENTAL CONDITIONS AFFECTING THE PROPERTY. THE WINSTON GROUP FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY CONTRIBUTOR, ANY AGENT OF CONTRIBUTOR OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS
SECTION 29 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. CONTRIBUTOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENCY, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. THE WINSTON GROUP ACKNOWLEDGES THAT THE CONSIDERATION REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE

ASSOCIATED WITH THE PROPERTY. THE WINSTON GROUP HAS FULLY REVIEWED THE DISCLAIMER AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

THE WINSTON GROUP ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT CONTRIBUTOR WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO THE WINSTON GROUP FOR THE CONSIDERATION WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH ABOVE.

         CONTRIBUTOR AND THE WINSTON GROUP ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY THEIR SIGNATURES OR INITIALS BELOW AGREE TO BE BOUND BY ITS TERMS.


Contributor            /                Winston Group  /s/ Robert W. Winston



         30. Work Product to Contributor.

         If this Agreement is terminated by the Winston Group, then the Winston Group shall, at no cost to Contributor, within ten (10) days after termination of this Agreement, deliver to Contributor all of Winston Group's materials relating to environmental and engineering studies produced for the purpose of studying the Property or satisfying any of the conditions of this Agreement. Contributor shall reimburse the Winston Group for costs associated with the preparation and delivery of such documents if this Agreement is terminated by Contributor or Contributor requests copies of other third party due diligence reports relating to the Property.


         Subject to requirements of law, as interpreted in writing by counsel, Winston Group shall keep confidential (and shall require Winston Group's attorneys, accountants, consultants, the existing franchisors for each of the Property, and otherwise authorized representatives to keep confidential) any information obtained from Contributor or produced by Winston Group for the purpose of studying and inspecting the Property which is not readily available from public sources, unless it receives written permission from Contributor to disclose such information.

         The obligations contained in this section shall survive the termination of this Agreement.

         31. Amendments.

         This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.


         32. Waiver.

         No waiver by either Contributor or Winston Group of any failure or refusal of the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party.


         33. Partial Invalidity.

         If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         34. Section Headings.

         The headings of the various sections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.


         35. Governing Law.

         This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, except with respect to real property which shall be governed by the laws which the real property is located.


         36. Further Assurances.

         Contributor and Winston Group will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Winston Group the Property, and for carrying out the intentions or facilitating the consummation of this Agreement.


         37. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


         38. Counterparts.

         This Agreement may be executed in several counterparts, each of which shall constitute the same instrument.


         39. Assignment.

         This Agreement may not be assigned (other than to an Affiliate of the Winston Group) by the Winston Group without the prior written consent of Contributor, which consent may be granted or withheld in Contributor's sole discretion, provided however, that the Affiliate shall be bound by this Agreement and the Winston Group continues to remain liable for all obligations arising out of or relating to this Agreement.


         40. Limitation on Liability.

         WITH RESPECT TO CAUSES OF ACTION WHICH ARISE AFTER THE CLOSING, IN NO EVENT WILL THE CONTRIBUTOR BE LIABLE TO WINSTON GROUP UNLESS AND UNTIL THE AGGREGATE AMOUNT OF DAMAGES FOR A BREACH OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 13A EXCEEDS THE SUM OF TWENTY FIVE THOUSAND DOLLARS ($25,000), AND IN NO EVENT WILL THE CONTRIBUTOR BE LIABLE TO WINSTON GROUP TO THE EXTENT THAT THE AGGREGATE DAMAGES TO THE WINSTON GROUP EXCEEDS THE SUM OF ONE MILLION DOLLARS ($1,000,000). CONTRIBUTOR MAY REDEEM UNITS IN LIEU OF CASH FOR ANY AMOUNTS DUE TO THE WINSTON GROUP HEREUNDER. THE VALUE OF THE UNITS SHALL BE EQUAL TO $12.80 PER UNIT FOR THE FIRST SIX (6) MONTHS AFTER CLOSING AND, THEREAFTER, AT THE CURRENT MARKET PRICE.

         41. Specific Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

         "AFFILIATE" means, when used with reference to a specified Person, (i) if such Person is an individual, any member of the immediate family of such Person or any trust for the benefit of any Person or any such member of the immediate family of such Person and (ii) any Person directly or indirectly controlled by, controlling or under common control with the Person in question. The term "control" shall mean, for purposes of this definition, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "member of the immediate family" means, with respect to any individual, the spouse, children and grandchildren of any such individual.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "COMMON STOCK" means the shares of common stock of Winston.

         "ENVIRONMENTAL LAW" means the following: (i) each and every applicable federal, state, county or municipal law, statute, ordinance, rule, regulation, guideline, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, directive, requirement or agreement with any Governmental Authority, relating to (y) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (z) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials. The term Environmental Law includes, without limitation, (i) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Atomic Energy Act, the Nuclear Waste Policy Act of 1982, the federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         "GAAP" means generally accepted accounting principles and practices consistently applied for all periods so as to properly reflect the financial condition, results of operations and changes in cash flows of any entity.

         "GOVERNMENTAL AUTHORITY" means any federal, state, county or municipal court, tribunal, government, or any department, agency, bureau, board or commission, regulatory authority, or other governmental or similar type body, subdivision or instrumentality obtaining authority therefrom or created pursuant to any law.

         "HAZARDOUS MATERIALS" means any substance presently defined, designated or classified as hazardous, toxic, radioactive or dangerous, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Materials includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde products, lead and polychlorinated biphenyl, and without limitation any and all of the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., oil, petroleum and petroleum products and derivatives and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; asbestos and asbestos-containing materials, PCBs and other substances regulated under the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act of 1982; and chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. ss.1910.1200 et seq.

         "KNOWLEDGE OF CONTRIBUTOR", "BEST OF CONTRIBUTOR'S KNOWLEDGE" or similar derivations thereof means the actual knowledge of Steven Ableman, Wes Huff, the general manager and chief engineer of each property.

         "KNOWLEDGE OF WINN", "BEST OF WINN'S KNOWLEDGE" or similar derivations thereof means the actual knowledge of Philip Alfano and Robert Winston, III.

         "LIEN" means any lien, mortgage, charge, option, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other claim against an asset or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute or Law or otherwise.

         "PERSON" means any natural person, corporation, limited partnership, limited liability company, limited liability partnership, general partnership, joint stock company, joint venture, real estate investment trust, association, company, trust, bank, trust company, land trust, vehicle trust, business trust or other organization irrespective of whether it is a legal entity, or any government or agency or political subdivision thereof.

         "SUBSIDIARIES" means (a) any entity of which the Winston Group (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests or (b) any entity in which Winston Group (or other specified entity) is a general partner or joint partner, including without limitation Winston Group.

         "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

         "TAX PAYMENT" means an amount equal to the sum of (i) the federal, state, and local income Taxes payable by the members of the Contributor Group resulting from the recognition of gain and (ii) an additional payment in an amount equal to the amount such that after payment by the members of the Contributor Group of all Taxes (including interest or penalties) on amounts received under clause (i) and this clause (ii) the members of the Contributor Group retain an amount equal to the amount described in clause (i).

         "TAX RETURNS" means all federal, state, local and foreign income, franchise, sales and other tax returns.

         "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Common Stock of Winston is listed or admitted to trading is open for the transaction of business.

         "TREASURY REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         42. Other Definitions. In addition to the terms defined in Section 10.1 hereof, the following terms shall have the meanings defined for such terms in the Section set forth below:

Definition                                                     Section Reference
----------                                                     -----------------
"Accounts Receivable"                                                 7.A
"Accredited Investor"                                              13.A.12.b
"Act"                                                               13.A.12
"Additional Deposit"                                                 2.B.2
"Apportionment Date"                                                  6.A
"Appurtenances"                                                       1.A
"Average Price"                                                       2.G
"Billboard Leases"                                                    1.A
"Books"                                                               1.A
"Buildings"                                                           1.A
"Business"                                                            1.A
"Closing"                                                              5
"Closing Date"                                                         5
"Code"                                                               13.A.6
"Consideration"                                                       2.A
"Contributor Due Diligence Information"                               4.B
"Contributor Group"                                                    22
"Contributor's Response Notice"                                       4.A
"Contributor Title Obligations"                                       4.A
"Contributor Units"                                                  2.B.3
"Deposit"                                                            2.B.2
"Due Diligence Period"                                                4.B
"Equipment Leases"                                                    1.A
"Escrow"                                                             2.B.1
"Escrow Agent"                                                       2.B.1
"Escrow Fees"                                                         8.D
"Exchange Act"                                                       13.B.4
"Existing Survey"                                                     4.A

Definition                                                     Section Reference
----------                                                     -----------------
"Franchise Agreement"                                                8.C.1
"Guest Ledger"                                                        6.E
"House Banks and Bank Accounts"                                      1.C.2
"Initial Deposit"                                                    2.B.1
"Inventory"                                                           1.A
"Land"                                                                1.A
"Last Night Room Revenue"                                             6.E
"Management Agreement"                                               8.C.2
"notices"                                                              26
"Op Agreement"                                                       2.B.H
"Permitted Encumbrances"                                               3
"Personalty"                                                          1.A
"Preferred Stock"                                                   13.B.10
"Property"                                                            1.A
"Property Taxes"                                                     6.A.1
"qualified REIT Subsidiary"                                         13.B.15
"rack rates"                                                         14.A.1
"Rate Agreements"                                                    13.A.9
"Real Estate"                                                         1.A
"Redemption and Registration Rights                                  16.C.3
Agreement"
"Reservation Deposits"                                                9.A
"Reservations"                                                        9.A
"Restricted Period"                                                    22
"safes"                                                               10.A
"SEC Documents"                                                      13.B.4
"Service Contracts"                                                   1.A
"Space Lease"                                                         1.A
"Title Costs"                                                         8.B
"Title Objections"                                                    4.A
"Title Report"                                                        4.A
"Transfer"                                                         13.A.12.a

Definition                                                     Section Reference
----------                                                     -----------------
"Unitholders"                                                        2.B.3
"Units"                                                             Recitals
"Utilities"                                                          6.A.3
"Winston"                                                            2.B.3
"Winston Group's Title Notice"                                        4.A

         IN WITNESS WHEREOF, CONTRIBUTOR AND WINSTON GROUP HAVE CAUSED THIS AGREEMENT TO BE EXECUTED THE DAY AND YEAR FIRST ABOVE WRITTEN.

ACKNOWLEDGED AND AGREED UPON:


                                  CONTRIBUTORS
                                  W. SPRING LIMITED PARTNERSHIP, a
                                  Delaware limited partnership

                                  By: W. Spring Corp., a Delaware corporation,
                                      general partner

                                  By: /s/ Richard R. Frapart
                                      ----------------------------------------
                                      Name:  Richard R. Frapart
                                      Title: Vice President


                                  BHI LIMITED PARTNERSHIP,
                                    a Delaware limited
                                    partnership


                                  By: BHI Corp., a Delaware corporation, general
                                      partner


                                  By: /s/ Richard R. Frapart
                                      ----------------------------------------
                                      Name:  Richard R. Frapart
                                      Title: Vice President

                                  WINSTON GROUP
                                  WINN LIMITED PARTNERSHIP, a North
                                  Carolina limited partnership

                                  By: Winston Hotels, Inc., sole general partner


                                  By: /s/ Robert W. Winston, III
                                      ----------------------------------------
                                      Name:  Robert W. Winston, III
                                      Title: President


                                  WINSTON HOTELS, INC.


                                  By: /s/ Robert W. Winston, III
                                      ----------------------------------------
                                      Name:  Robert W. Winston, III
                                      Title: President

                                 EXHIBIT "A"

                   DESCRIPTION OF LAND - MARRIOTT COURTYARD

Fieldnotes for a survey of 3.9346 acres of land out Tract 1, Block 6, BROOKHOLLOW/HOUSTON, SECTION THREE (3), a subdivision in Houston, Harris County, Texas, according to the map or plat thereof recorded in Volume 168, Page 85, of the Map Records of Harris County, Texas, and being that same tract of land conveyed to The Travelers Insurance Company by Substitute Trustee's Deed recorded under County Clerk's File No. N479413 of the Real Property Records of Harris County, Texas, said 3.9346 acres of land being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod set in the Southwesterly line of T. C. Jester Boulevard, based on a 120.00 foot right-of-way, at the most Southerly 10 foot cut-back corner of Dacoma Street, based on an 80.00 foot right-of-way, said point being the most Southerly Northeast corner of said Block 6 and the herein described tract;

THENCE, South 47 deg. 09 min. 55 sec. East, 54.29 feet with the Southwesterly line of said T. C. Jester Boulevard to a 5/8 inch iron rod set at a point of non-tangent curve to the left, having a radius of 1205.70 feet and a central angle of 8 deg. 13 min. 04 sec.;

THENCE, continuing with the Southwesterly line of said T. C. Jester Boulevard and with the said curve to the left having a radius of 1205.70 feet (chord bearing South 51 deg. 15 min. 13 sec. East, 172.782 feet), an arc distance of
172.93 feet to a 5/8 inch iron rod found at an angle point;

THENCE, continuing with the Southwesterly line of said T. C. Jester Boulevard, South 55 deg. 21 min. 45 sec. East, 218.04 feet to a brass disk found in concrete marking the most Easterly Southeast corner of said Block 6 and the herein described tract, said point being the most Northerly or Northeast corner of that certain 27,132 square foot tract of land conveyed to Texaco, Inc. by Suit Claim Deed recorded under County Clerk's File No. H954345 of the said Real Property Records;

THENCE, South 62 deg. 13 min. 37 sec. West, 174.95 feet (called South 62 deg. 16 min. 22 sec. West, 175 feet, in Texaco deed) with the Southerly line of said Block 6 and the North line of said Texaco tract to a brass disc found in concrete marking the most Westerly or Northwest corner of the said Texaco tract and an ell corner of said Block 6 and the herein described tract;

THENCE, South 55 deg. 19 min. 05 sec. East, 175.04 feet (called South 55 deg. 21 min. 30 sec. East, 175 feet in Texaco deed) with an Easterly line of said Block 6 and the West line of the Texaco tract to a brass disk found in concrete in the Northwesterly line of North Loop Freeway (Interstate 610), based on a
350.00 foot right-of-way, marking the most Southerly Southeast corner of said Block 6 and the herein described tract, said point also being the most Southerly or Southwest corner of the said Texaco tract;

                                  EXHIBIT "A"
                                    (cont'd)

THENCE, South 62 deg. 14 min. 21 sec. West, 86.52 feet with the Northwesterly line of the said North Loop Freeway to a 5/8 inch iron rod found at a point of non-tangent curve to the left having a radius of 2891.62 feet and a central angle of 4 deg. 13 min. 48 sec.;

THENCE, continuing with the Northwesterly line of said North Loop Freeway and with the said curve to the left having a radius of 2891.62 feet (chord bearing South 60 deg. 12 min. 47 sec. West, 213.432 feet), an arc distance of 213.48 feet to a 5/8 inch iron rod found marking the most Southerly or Southwest corner of the herein described tract, said point also being the most Easterly or Southeast corner of that certain 4.4995 acre tract of land conveyed to New England Mutual Life Insurance Company by Substitute Trustee's Deed recorded under County Clerk's File No. M664299 of the said Real Property Records:

THENCE, North 34 deg. 27 min. 32 sec. West, with the Easterly line of the said
4.4995 acre tract, at 350.31 feet passing the most Northerly or Northeast corner of the said 4.4995 acre tract and the most Easterly or Southeast corner of that certain 55,142 square foot tract of land conveyed to Brookstone Corporation by deed recorded under County Clerk's File No. N959331 of the said Real Property Records, and continuing in all, a total distance of 529.39 feet to a point in the South line of Dacoma Street, (from which a found 5/3 inch iron rod bears South 19 deg. 34 min. 40 sec. West, 1.9 feet marking the most Westerly or Northwest corner of the herein described tract, said point also being the most Northerly or Northeast corner of the said 55,142 square foot tract, said point being in a non-tangent curve to the left having a radius of
840.00 feet and a central angle of 17 deg. 44 min. 04 sec.;

THENCE, in a Northeasterly direction with the South line of said Dacoma Street and with the said non-tangent curve to the left having a radius of 840.00 feet (chord bearing North 52 deg. 00 sec. 27 min. East, 258.964 feet), an arc distance of 260.00 feet to a 5/8 inch iron rod set at the most Northerly point of the aforesaid cut-back line of Dacoma Street for the most Northerly Northeast corner of the herein described tract;

THENCE, North 57 deg. 50 min. 05 sec. East, 14.14 feet with the said cut-back line to the PLACE OF BEGINNING and containing 3.9346 acres or 171,290 square feet of land, more or less.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of
Schedule 5 hereof.

                                   EXHIBIT A-1

                        DESCRIPTION OF LAND - HAMPTON INN

A tract of land located on the Easterly side of Riverdale Street and the Northerly side of Daggett Drive in West Springfield, Massachusetts, bounded and described as follows:

BEGINNING at an iron pipe on the Easterly sideline of Riverdale Street, being the Southwest corner of land now or formerly of C'Jack Realty Associates, and running; THENCE South 60 degrees 40'26" East, along land now or formerly of C'Jack Realty Associates, 310.56 feet to an iron pipe; THENCE South 15 degrees 57'22" West, along land now or formerly of Pearson-Daggett Development Company Limited Partnership, 32.02 feet to a point; THENCE South 18 degrees 27'24" East, along last named land, 28.91 feet to a point; THENCE South 29 degrees 19'34" West, along last named land, 181.12 feet to a point; THENCE South 18 degrees 27'24" East, along last named land, 28.91 feet to a point; THENCE South 29 degrees 19'34" West, along last named land, 181.12 feet to a point; THENCE South 01 degrees 49'54" East, along last named land, 45.40 feet to a point; THENCE Southeasterly on a curve to the left, having a radius of 27.00 feet along last named land, 30.91 feet to a point; THENCE Westerly on a curve to the right, having a radius of 322.81 feet along the Northerly sideline of Daggett Drive, 187.12 feet to a bound; THENCE North 73 degrees 18'39" West, along last named land, 55.75 feet to a bound; THENCE Northwesterly on a curve to the right, having a radius of 68.00 feet along last named land and the Easterly sideline of Riverdale Street, 103.46 feet to a bound; THENCE North 13 degrees 52'05" East, along last named land, 350.16 feet to the POINT OF BEGINNING. Containing an area of 2.456 acres more or less.

TOGETHER WITH

Road Agreement recorded in Book 5502, Page 4 Parking and Access Easement as recorded in Book 7021, Page 98 Utility Easement recorded in Book 7021, Page 108 Drainage Easement recorded in Book 7021, Page 123.

                                    EXHIBIT B

                          Description of Space Lease(s)

Atchafalaya River Cafe

                                    EXHIBIT C

                       Required Due Diligence Information


         (1)      Current rent roll.
         (2)      Operating statements.
         (3)      Current year's tax statements.
         (4)      Environmental studies prepared for the benefit of Contributor.
         (5)      Service Contracts affecting the Property.
         (6)      Summary of all capital expenditures during the past 12 months.
         (7)      Current personal property inventory.
         (8)      Trade, Merchant or Business Association Dues
         (9)      Billboard Leases
         (10)     Equipment Leases
         (11)     Rate Agreements
         (12)     1995/1996 P/L Statements
         (13)     1997 Year to Date P/L Statements
         (14)     36 Month Operation ADR
         (15)     Such other information reasonably requested

                                  EXHIBIT D

                 [Form of Opinion of Winston Group's Counsel]





                                 July , 1997




BHI Limited Partnership
W. Spring Limited Partnership
c/o Archon Group L.P.
600 Las Colinas Boulevard, Suite 1900
Irving, Texas 75039

         RE:  Contribution and Exchange Agreement dated June
              1997 between BHI Limited Partnership and W. Spring
              Limited Partnership and WINN Limited Partnership and Winston Hotels, Inc. (the "Agreement")


Gentlemen:

         We have acted as counsel to Winston Hotels, Inc., a North Carolina corporation ("WINSTON"), and WINN Limited Partnership, a North Carolina limited partnership ("WINN" and, collectively with Winston, the "WINSTON GROUP"), in connection with the contribution by BHI Limited Partnership and W. Spring Limited Partnership (collectively, the "CONTRIBUTOR") pursuant to the Agreement. This opinion is being furnished pursuant to Section 16.B.(5) of the Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

         In connection with this opinion, we have examined the following materials:

         (a) an executed copy of each of the agreements listed on EXHIBIT A hereto (the "OPERATIVE DOCUMENTS"); and

         (b) the other instruments and documents delivered at today's closing, including certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Winston Group as to matters set forth therein.

         In rendering this opinion, we have assumed the genuineness of all signatures on original and certified agreements, instruments or documents, the legal capacity of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals, the conformity to executed agreements, instruments or documents of all unexecuted copies submitted to us and the conformity with the original agreements, instruments or documents of all agreements, instruments or documents submitted to us as photostatic copies.

         We have assumed, without investigation, as to all parties other than the Winston Group and its Subsidiaries, (i) that the Operative Documents have been duly authorized, executed and delivered by each of the parties thereto,
(ii) that the Operative Documents constitute the legal, valid and binding obligations of each of the parties thereto, (iii) that the Operative Documents are enforceable against each of the parties thereto in accordance with their terms, (iv) that each of the parties to the Operative Documents will perform in good faith according to each of its obligations under such agreements, (v) that the execution and delivery of the Operative Documents by the parties thereto does not and will not violate any law, rule or regulation, applicable to the parties thereto and (vi) that the execution and delivery and performance of the Operative Documents does not require the parties thereto to file, seek or obtain, on their own behalf, any governmental notice, filing, authorization, approval, order or consent, or be bound in satisfaction of any governmental regulations.

         With respect to matters of fact material to our opinion, and as otherwise specifically stated in our opinion, we have made inquiries of and relied upon oral statements, written information and certificates of officials and representatives of the Winston Group and its subsidiaries, representations made by Winston and Winn in the Agreement, and certificates of public officials. Where matters are stated to be "to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have directly participated in this engagement, their review of documents provided to us by the Winston Group in connection with this engagement and inquiries of officers of the Winston Group. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Winston Group, nor have we undertaken any Lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

         We have relied upon the representations of Winston and its affiliates regarding the manner in which Winston and its affiliates have been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete. We assume that Winston has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and the descriptions of Winston and its investments, and the proposed investments, activities, operations and governance of Winston set forth in the SEC Documents continue to be true.

         Statements in this opinion as to the legality, validity, binding effect of enforceability of agreements, instruments and documents are subject
(i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency and other similar laws and related court decisions of general application relating to or affecting creditors' rights generally, (ii) to equitable principles limiting the availability of equitable remedies, and (iii) as to rights to indemnity, to limitations that may exist under federal and state laws or the policy underlying such laws.

         We do not express any opinion as to the laws of any states or jurisdictions except as to North Carolina law.

         Upon the basis of and subject to the foregoing and solely in reliance thereon, we are of the opinion that:

         1. Winston and Winn are a corporation and, limited partnership, respectively, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the State of North Carolina.

         2. The issuance of Contributor Units pursuant to the terms of the Agreement has been duly authorized and, when issued and delivered to the Contributor and the Unitholders in accordance with the terms of the Agreement, the Contributor Units will be (i) validly issued, fully paid and nonassessable, and (ii) free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or rights or interests of any third party of any nature whatsoever, subject to the applicable provisions of the Agreement and the OP Agreement.

         3. The Common Stock issuable upon redemption of the Contributor Units, when issued and delivered to Contributor and the Unitholders in accordance with the terms of the Agreement and the OP Agreement, will be validly issued, fully paid and nonassessable.

         4. The execution and delivery of by Winston and Winn of the Operative Documents have been duly and validly authorized, executed and delivered by Winston and Winn.

         This opinion is being rendered to you for your sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent.


                                            Very truly yours,

                                    EXHIBIT A

                             [Operative Documents]




                                   June , 1997


BHI Limited Partnership
W. Spring Limited Partnership
c/o Archon Group, L.P.
600 Las Colinas Boulevard, Suite 1900
Irving, Texas 75039




                               Winston Hotels Inc.
                                Qualification as
                          Real Estate Investment Trust





Ladies and Gentlemen:

         We have acted as counsel to Winston Hotels, Inc., a North Carolina corporation (the "Company"), and WINN Limited Partnership, a North Carolina limited partnership (the "Partnership"), in connection with the contribution by BHI Limited Partnership and W. Spring Limited Partnership (collectively the "Contributor") of the _________________, _________________________ and the
___________________, and the land and personal property associated therewith (the "Hotels") to the Partnership pursuant to the Contribution and Exchange Agreement, dated June ,1997 (the "Contribution Agreement"), among the Contributor, the Partnership, and the Company (the "Contribution"). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Contribution.

         The Company and the Partnership own hotels and lease them to Winston Hospitality, Inc., a North Carolina corporation (the "Leasee"), pursuant to substantially similar operating leases (collectively, the "Leases"). The Leasee operates certain of the hotels and the remaining hotels are operated by Interstate Management & Investment

BHI Limited Partnership
W. Spring Limited Partnership
June ___, 1997
Page 2


Corp., Impac Hotel Group, Inc., and Promus Hotels, Inc. on behalf of the Lessee pursuant to management agreements (collectively, the "Management Agreements") with the Lessee. After the Contribution, the Partnership plans to enter into lease agreements with the Lessee with respect to the Hotels that are substantially similar to the Leases.

         In connection with the opinions rendered below, we have examined the following:

         1. the Company's Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of North Carolina on May 17, 1994;

         2.  the Company's Amended and Restated Bylaws;

         3. the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 2, 1994 (the "Partnership Agreement"), among the Company, as general partner, and several limited partners;

         4.  the Leases;

         5.  the Management Agreements; and

         6.  the Contribution Agreement.

         In connection with the opinions rendered below, we have assumed, with your consent, generally that:

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

         2. during its taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly

BHI Limited Partnership
W. Spring Limited Partnership
June ___, 1997
Page 3

             appointed officer of the Company (the "Officer's Certificate"), true for such years;

         3. the Company will not make any amendments to its organizational documents or to the Partnership Agreement after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

         4. each partner of the Partnership (a "Partner") that is a corporation or other entity has a valid legal existence;

         5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Partnership Agreement and the transactions contemplated thereby; and

         6. no action will be taken by the Company, the Partnership, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. Based solely on the documents and the assumptions set forth above, the representations set forth in the Officer's Certificate, and without further investigation, we are of the opinion that:

             (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1994 through December 31, 1996, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 1997, and in the future; and

             (b) the Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.

BHI Limited Partnership
W. Spring Limited Partnership
June ___, 1997
Page 4

Except as described herein, we have performed no further due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificate. In addition, we will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 1997 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                   Very truly yours,

                                    EXHIBIT E

                  Redemption and Registration Rights Agreement

      This REDEMPTION AND REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of the _____ day of __________, 1997 by and among WINN LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Partnership"), WINSTON HOTELS, INC. a North Carolina corporation and sole general partner of the Partnership (the "General Partner" or the "Company"), the partnerships listed on Exhibit A (the "Contributing Partnerships") and certain partners or designees of the Contributing Partnerships listed on Exhibit A hereto (the "Limited Partners"). The Contributing Partnerships and the Limited Partners and their permitted transferees and assignees are herein referred to individually as a "Holder" and collectively, as "Holders".


                                    RECITALS

      WHEREAS, pursuant to a Contribution and Exchange Agreement among the Partnership, the Company and the Contributing Partnerships dated June ___, 1997 (the "Contribution and Exchange Agreement"), the Contributing Partnerships have contributed to the Partnership certain hotel properties in exchange for units of limited partnership interest in the Partnership as set forth on Exhibit A hereto (the "Partnership Units") and cash, as set forth in the Contribution and Exchange Agreements; and

      WHEREAS, the Contributing Partnerships may in the future distribute some or all of the Partnership Units received from the Partnership pursuant to the Contribution Agreements to the Limited Partners in the amounts set forth in Exhibit A; and

      WHEREAS, the General Partner, the other limited partners of the Partnership and the Contributing Partnerships have executed, and upon receipt of Partnership Units, the Limited Partners will execute, the Second Amended and Restated Agreement of Limited Partnership dated June ___, 1997 of the Partnership (the "Partnership Agreement"); and

      WHEREAS, the parties hereto desire to set forth certain rights of the Contributing Partnerships and the Limited Partners as holders of the Partnership Units;

      NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained in this Agreement, the parties hereto mutually agree as follows:

                                   AGREEMENT

                                   ARTICLE I
                                  DEFINITIONS

        Capitalized terms not otherwise defined when first used herein shall have the meanings set forth in the Partnership Agreement.


                                   ARTICLE II
                                REDEMPTION RIGHT

        Beginning on the date of this Agreement, each Holder shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the number of Partnership Units held by such Holder and set forth on Exhibit A under the heading "Immediate Redemption Units" at a redemption price equal to and in the form of the Redemption Amount. Notwithstanding any provisions of the Partnership Agreement to the contrary, the Partnership agrees that any Immediate Redemption Units tendered for redemption within 10 days following the date of this Agreement shall be redeemed for the REIT Shares Amount. On or after the date that is six months from the date of this Agreement, each Holder shall have the Redemption Right to require the Partnership to redeem on a Specified Redemption Date all or a portion of the total number of Partnership Units held by such Holder and set forth on Exhibit A, including any Immediate Redemption Units not previously tendered for redemption, at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form of Exhibit B delivered to the Company by the Holder who is exercising the Redemption Right. A Holder may not exercise the Redemption Right for less than one hundred (100) Partnership Units or, if such Holder holds less than one hundred (100) Partnership Units, all of the Partnership Units held by such Holder. A Holder shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units on or after the Specified Redemption Date. Subject to the provisions of Sections 4.2 and 4.3 of this Agreement, the Redemption Right shall otherwise be subject to applicable provisions of Section
8.05 of the Partnership Agreement.


                                  ARTICLE III
                               SHELF REGISTRATION

        The Company agrees to file with the SEC prior to the six month anniversary of the date of this Agreement, a shelf registration statement pursuant to Section 8.06 of the Partnership Agreement, with respect to (i) the issuance by the Company of the Redemption Shares issued to the Holders with respect to any Partnership Units which are redeemed on or after the effective date of the Shelf Registration to the effect that such Redemption Shares will be freely tradeable by a Holder (except to the extent a Holder may be deemed to be an "affiliate" of the Company as defined in Rule 144 under the Securities
Act) and, (ii) the resale by the Holders of any Redemption Shares issued to the Holders upon redemption of Partnership Units prior to the effective date of the Shelf Registration. The Company will use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or before the sixth month anniversary of the date of this Agreement. With respect to the resale of Redemption Shares included in the Shelf Registration pursuant to subpart (ii) of the first sentence of this Article III, the Shelf Registration shall provide for customary methods of sale or distribution including, without limitation, sales directly by the Holder or through broker's transactions. The Shelf Registration shall not provide for an underwritten offering of Redemption Shares. A Holder may request that the Company amend or supplement the Shelf Registration to include other methods of distribution of Redemption Shares by such Holder under the Shelf Registration. If the Company deems such method of distribution to be permitted by applicable law, the Company agrees to undertake to amend or supplement the Shelf Registration to permit such method of distribution; provided however, that the Company's cost and expenses in connection with any such amendment or supplement shall be paid by the Holder or reimbursed to the Company by the Holder upon request. The Company will use its best efforts to keep the Shelf Registration continuously effective until the earlier of (A) the date when all of the Redemption Shares covered thereby are issued or re-sold or (B) the date on which Holders may sell Redemption Shares without registration under the Securities Act, pursuant to Rule 144(k) thereunder or any similar rule that may be adopted by the Commission (the "Shelf Registration Period"). The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations, or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Shelf Registration. The Shelf Registration shall otherwise be subject to applicable provisions of Section 8.06 of the Partnership Agreement, provided that, subject to the provisions of this Article III, the provisions of Section 8.05(c)(iii) of the Partnership Agreement relating to the limitation on the General Partner's obligation to pay expenses in connection with amendments or supplements thereto after 90 days shall not otherwise apply to the Shelf Registration.


                                   ARTICLE IV
                         PARTNERSHIP AGREEMENT MATTERS

      4.1. Taxable Transaction. In the event that prior to January 1, 1999 (the "Restricted Period") the General Partner completes a transaction pursuant to Section 6.09 or Section 7.01(c) of the Partnership Agreement, which causes a Holder of Partnership Units to recognize gain for federal income tax purposes with respect to the Holder's disposition of Partnership Units in connection with such transaction, the Partnership shall reimburse such Holder within thirty
(30) days after the closing of such transaction for an amount equal to the loss of the use of the tax payment calculated by multiplying the amount of tax payable by the Holder by an interest rate of ten percent (10%) for the then-remaining term of the Restricted Period.

      4.2. Redemption Right. Notwithstanding the provisions of Section 8.05(c) and 8.05(d) of the Partnership Agreement, the parties agree that in the event the delivery of REIT Shares to a Holder would cause one of the events described in subsections (i)-(v) of Section 8.05(c) of the Partnership Agreement to occur, the Holder will be paid the Cash Amount and the provisions of Section 8.05(d) of the Partnership Agreement, as they relate to the General Partner's right to delay payment of the Cash Amount for a period of up to 180 days, shall not apply.

      4.3.    Publicly Traded Partnership. Notwithstanding the provisions of
Section 8.05(e) of the Partnership Agreement, the General Partner shall not, pursuant to Section 8.05(e) of the Partnership Agreement, place any restrictions on the ability of the Holders to exercise their Redemption Rights during the Restricted Period. Following the expiration of the Restricted Period, the General Partner will give the Holders not less than sixty (60) days prior notice of any such restriction and the Holders shall be entitled to exercise their Redemption Rights free of such restrictions within 60 days (or such longer period set forth in the notice) of receipt of such notice.

      4.4. Transferees and Assignees. The provisions of this Agreement shall apply to any Partnership Units transferred by a Holder pursuant to the terms of the Partnership Agreement or the Contribution and Exchange Agreement.


                                   ARTICLE V
                                    GENERAL

      5.1. Notices. All notices, demands, requests or other communications required to be given or which may be given hereunder shall be in writing and shall be deemed given on the day of delivery if hand delivered and receipted for, or on the date of transmittal by facsimile, to be immediately followed by certified mail, postage prepaid, return receipt requested, or by dispatch by overnight receipted courier, addressed as follows:

              If to Contributor, at:

                    W. Spring Limited Partnership
                    BHI Limited Partnership
                    c/o Archon Group L.P.
                    600 Las Colinas Boulevard, Suite 1900
                    Irving, Texas 75039
                    Attention:  Mr. Wes Huff
                                Director of Marketing
                    Fax: (972) 831-2280

              With a copy to:

                    Battle Fowler LLP
                    75 East 55th Street
                    New York, New York 10022
                    Attention:  Robert J. Wertheimer, Esq.
                    Fax: (212) 856-7806

              If to the Partnership, at:

                    Winn Limited Partnership
                    c/o Winston Hotels, Inc.
                    2209 Century Drive, Suite 300
                    Raleigh, North Carolina 27612
                    Attention:  Mr. Robert W. Winston
                    Fax: (919) 510-6832

            With a copy to:
                 Brown & Bunch
                 4900 North Park
                 4900 Falls of Neuse Road, Suite 210
                 Raleigh, North Carolina 27609
                 Attention: William Bunch, III, Esq.
                 Fax: (919) 876-8062

            and

                 Hunton & Williams
                 2000 Riverview Tower
                 900 South Gay Street
                 Knoxville, Tennessee 37902
                 Attention: David C. Wright, Esq.
                 Fax: (423) 549-7704

     5.2. Pronouns and Plurals. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

     5.3. Headings. The article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular article.

     5.4. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

     5.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     5.6. Confirmation. It shall be a condition to any Person succeeding to the rights of a Contributing Partnership as permitted herein that such Person, if requested by the Company, execute a counterpart to this Agreement and become a party hereto.

     5.7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first above written.

                                     WINSTON HOTELS, INC., a
                                     North Carolina corporation


                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:




                                     WINN LIMITED PARTNERSHIP, a
                                     North Carolina limited partnership


                                     By: WINSTON HOTELS, INC.,
                                         its general partner


                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------




                                     By: BHI LIMITED PARTNERSHIP, a
                                     Delaware limited partnership


                                       By: BHI Corp., a Delaware corporation,
                                           its general partner


                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------




                                     By: W. SPRING LIMITED PARTNERSHIP, a
                                     Delaware limited partnership


                                       By: W. Spring Corp., a Delaware
                                           corporation, its limited partner


                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------

                                  EXHIBIT A



            Contributing Partnership                  Address
            ------------------------                  -------

     BHI Limited Partnership

     W. Spring Limited Partnership













Partners and designees to whom the Contributing
  Partnership may distribute Partnership Units
-----------------------------------------------

                                             Total Number of   No. of Immediate
        Name               Address          Partnership Units  Redemption Units
        ----               -------          -----------------  ----------------


QRF I Ltd.

GS Co-Invest, L.P.

SFM Participation, L.P.

G. Soros Realty, L.P.

G. Soros Realty, Inc.

WHQR Real Estate
  Limited Partnership

WHQP Real Estate
  Limited Partnership

One entity owned by
the above seven entities
                                            -----------------  ----------------
[Exhibit to be revised to reflect actual allocation prior to closing]

                                             Total: 815,000     Total: 374,900

                                  EXHIBIT B

                    NOTICE OF EXERCISE OF REDEMPTION RIGHT

     The undersigned hereby irrevocably (i) presents for redemption __________ units of limited partnership interest ("Partnership Units") in WINN Limited Partnership (the "Partnership") in accordance with the Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement") and the Redemption and Registration Rights Agreement dated ____________, 1997 (the "Redemption Agreement") among the Partnership, Winston Hotels, Inc. and the other parties thereto, (ii) surrenders such Partnership Units and all right, title and interest therein, (iii) surrenders herewith any certificate or other writing evidencing the Partnership Units (and requests that any Partnership Units so evidenced that are not redeemed be evidenced by the issuance of a new certificate) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as determined by the General Partner subject to the Redemption Agreement), as defined in the Partnership Agreement, deliverable upon exercise of the Redemption Rights be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
       ------------, ----

Name of Limited Partner:


                                     -----------------------------------------
                                     (Signature of Limited Partner)


                                     -----------------------------------------
                                     (Mailing Address)


                                     -----------------------------------------
                                     (City)          (State)       (Zip Code)

                                     Signature Guaranteed by:


                                     -----------------------------------------

If REIT Shares are to be issued, issue to:

---------------------------------

---------------------------------

---------------------------------

Please insert social security or identifying number:

---------------------------------

                                    EXHIBIT F

                   Documents to be Delivered by Winston Group
                                 to Contributor

         1.       OP Agreement

         2.       1995-1996 Annual Reports

         3.       1994-1995 Tax Returns

         4.       Appraisals for each of the Property

                                    EXHIBIT G

                                List of Designees

         1.       QRF I Ltd.

         2.       GS Co-Invest, L.P.

         3.       SFM Participation, L.P.

         4.       G. Soros Realty, L.P.

         5.       G. Soros Realty, Inc.

         6.       WHQR Real Estate Limited Partnership

         7.       WHQP Real Estate Limited Partnership

         8.       One entity owned by the above seven entities.

                                   SCHEDULE A

                                    Insurance

1. General Liability and Excess Liability coverage with Aon Risk Services Inc. of CT

2. Property casualty coverage with Aon Risk Services Inc. of CT. Includes Business Interruption, Flood, and Earthquake coverage.

3.       Boiler coverage with Tanenbaum Harber Co. Inc.

4.       D&O - General Partners Liability coverage with Tanenbaum Harber Co.
         Inc.

                                Schedule 13 B-17


Hampton Inn containing 130 rooms located at 201 Asheville Avenue, Cary, (Wake County) North Carolina